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                                                                    EXHIBIT 99.2

             AMENDED AND RESTATED COMMON STOCK AND WARRANT AGREEMENT


        This AMENDED AND RESTATED COMMON STOCK AND WARRANT AGREEMENT (this "AGREEMENT") made and entered into as of March 30, 2000, and amended and restated as of May 24, 2000, by and between Neoforma.com, Inc., a Delaware corporation ("PARENT"), and VHA Inc., a Delaware corporation ("VHA").

                                    RECITALS

        WHEREAS, Parent, Novation, LLC, a Delaware limited liability company ("NOVATION"), VHA, University HealthSystem Consortium, an Illinois corporation ("UHC"), and Healthcare Purchasing Partners International, LLC, a Delaware limited liability company ("HPPI") have entered into that certain Outsourcing and Operating Agreement, dated as of March 30, 2000, and amended and restated as of the date of the amendment and restatement of this Agreement (the "OUTSOURCING AGREEMENT"). Capitalized terms in this Agreement which are not otherwise defined in this Agreement shall have the meanings assigned to them in the Outsourcing Agreement.

        WHEREAS, the actions to be undertaken by VHA and UHC pursuant to the Outsourcing Agreement (including, without limitation, the agreement to promote and market the Exchange among Members, to develop new initiatives targeted toward increasing Members' participation on the Exchange, to promote use of the asset management and recovery services and related activities of Neoforma Auction and Neoforma Plan, and to not directly or indirectly develop, promote, contract for the development of, assist others to develop, or enter into any agreement with any other person to provide to any of them, or promote to their members, any Internet-based exchange related to Supply Chain Management Services by acute or non-acute healthcare providers anywhere in the world other than the Exchange) are important to the success of Parent and the Exchange operated by Parent.

        WHEREAS, Parent wishes to compensate VHA for the services it will render pursuant to the Outsourcing Agreement and thereby better secure VHA's fulfillment of its duties and obligations thereunder by issuing to VHA 46,267,530 shares of Parent's common stock, par value $0.001 per share ("COMMON STOCK"), and a warrant to acquire 30,845,020 shares of Common Stock, exercisable subject to the terms and conditions set forth in this Agreement and in such warrant.

        WHEREAS, the sole consideration being furnished by VHA in exchange for the Shares (as defined in Section 1.2 hereof) and Warrant (as defined in Section
1.1 hereof) is the services to be provided by VHA pursuant to the Outsourcing Agreement.

        WHEREAS, VHA and UHC are organizations whose patrons are hospitals and health care providers, who view e-commerce as an essential part of their cooperative purchasing programs on behalf of their patrons for the future, and who desire to more fully develop the services they render to their patrons through this Agreement and the Outsourcing Agreement (the term "patron" is defined in the Outsourcing Agreement).



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        WHEREAS, based on the foregoing recitals, the parties hereto entered into the Common Stock and Warrant Agreement, dated as of March 30, 2000 (the "PRIOR AGREEMENT"), and desire to amend and restate their agreement as set forth in this Agreement and to supersede the terms of the Prior Agreement with the terms of this Agreement in all respects.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement and the Outsourcing Agreement, the parties agree as follows:

                                    ARTICLE I
                            AGREEMENT TO ISSUE STOCK

                1.1 Authorization. As of the Closing (as defined below), Parent will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of a total of 46,267,530 shares of Common Stock and of a Common Stock warrant in the form attached hereto as Exhibit A (the "WARRANT") to acquire 30,845,020 shares of Common Stock (collectively, the "WARRANT STOCK") subject to the conditions set forth in this Agreement and the Warrant.

                1.2 Agreement to Issue the Shares. Parent will issue to VHA at the Closing, subject to approval of Parent's stockholders, 46,267,530 shares of Common Stock (the "SHARES"). VHA's right to fully enjoy beneficial ownership of certain of the Shares shall be subject to a substantial risk of forfeiture to the extent, and in the manner, described in Section 1.5 of this Agreement.

                1.3 Agreement to Issue the Warrant. Parent will issue to VHA at the Closing, subject to approval of Parent's stockholders, the Warrant to acquire up to 30,845,020 shares (subject to adjustment as provided in the Warrant) of Warrant Stock at an exercise price per share of $0.01 (subject to adjustment as provided in the Warrant), subject to vesting as set forth therein.

                1.4 Anti-Dilution Adjustments. The number of shares of Common Stock represented by the Shares and the number of shares of Common Stock issuable upon exercise of the Warrant shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), reorganization, spin-off, recapitalization, reclassification or other like change with respect to Common Stock occurring on or after the date hereof and prior to the Closing.

                1.5 Forfeiture of Shares.

                        (a)(i) Thirty-three percent of the aggregate number of Shares issued to VHA pursuant to Section 1.2 shall be fully vested, and shall not be subject to any risk of forfeiture, upon their issuance.

                        (ii) Sixty-seven percent of the aggregate number of Shares issued to VHA pursuant to Section 1.2 shall be subject to forfeiture by VHA to Parent pursuant to the terms of this Section 1.5(a)(ii). On each Determination Date (as defined below), VHA shall forfeit and return to Parent, without the payment of any consideration by Parent to VHA or the taking of any action by Parent, 16.75% of the aggregate number of Shares issued to VHA pursuant to Section



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1.2 , if both (i) on the January 31 immediately prior to such Determination Date
(a "MEASURING DATE"), the number of Healthcare Organizations (as defined in the Warrant) that are members or patrons of VHA ("VHA HCOS"), that Signed-Up (as defined in the Warrant) with Parent on or prior to such Measuring Date and did not terminate their Contract (as defined below) on or prior to such Measuring Date is less than the Target Number (as defined below) of VHA HCOs for such Measuring Date, and (ii) the Cumulative Signed Purchasing Volume (as defined below) as of such Determination Date is less than the Target Purchasing Volume (as defined below) for the one year period ending on the Measuring Date which is immediately prior to such Determination Date. A "DETERMINATION DATE" shall be each of April 1, 2001, April 1, 2002, April 1, 2003 and April 1, 2004. The "TARGET NUMBER" of VHA HCOs for the Measuring Date January 31, 2001, is 6 VHA HCOs; for the Measuring Date January 31, 2002, is 31 VHA HCOs; for the Measuring Date January 31, 2003, is 49 VHA HCOs; and for the Measuring Date January 31, 2004, is 67 VHA HCOs. The "TARGET PURCHASING VOLUME" for the one year period ending on the Measuring Date January 31, 2001, is $216 million; for the one year period ending on the Measuring Date January 31, 2002, is $966 million; for the one year period ending on the Measuring Date January 31, 2003, is $1.567 billion; and for the one year period ending on the Measuring Date January 31, 2004, is $2.21 billion. "CUMULATIVE SIGNED PURCHASING VOLUME" means, as of any Determination Date, the aggregate dollar volume of purchases during the one year period ending on the Measuring Date immediately preceding such Determination
Date by VHA HCOs that Signed-Up with Parent on or prior to such Determination Date (calculated, for each such VHA HCO, by multiplying (A) the amount of Novation LLC contract purchases (as reported in the SRIS system maintained for Novation LLC's benefit) by such VHA HCO during such one year period by (B) 2.4); provided, that if any VHA HCO terminated its Contract on or prior to the Determination Date in question, its purchasing volume for the one year period ending on the Measuring Date in question shall not be included in the determination of the Cumulative Signed Purchasing Volume being calculated. "CONTRACT" shall mean a written agreement, arrangement or understanding between a VHA HCO and Parent providing for Parent to be the Preferred Provider (as defined in the Warrant) of an Internet-based system for the acquisition of Novation LLC contracted products by such VHA HCO.

                        (b) VHA shall require any proposed transferee of Shares that are subject to forfeiture under Section 1.5 (a)(ii) to agree that such transferred Shares will remain subject to forfeiture to the extent provided in such Section.

                        (c) In the event that a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent occurs in which all shares of Common Stock are converted into cash, or a cash tender offer for any or all shares of Common Stock is consummated, the provisions of this Section regarding forfeiture of Shares shall terminate. In the event that a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent occurs in which any shares of Common Stock are reclassified, or converted into securities of a person other than Parent, or an exchange offer for any or all shares of Common Stock into securities of a person other than Parent is consummated, the provisions of this Section regarding forfeiture of Shares shall terminate, unless VHA elects to waive the provisions of this Section 1.5(c) no later than 30 days before the consummation of such transaction.

                1.6 Tax Reporting. Parent and VHA agree that the Shares and Warrant to be issued to VHA pursuant to Sections 1.2 and 1.3, respectively, constitute consideration for the services to be provided by VHA pursuant to the Outsourcing Agreement. Parent and VHA agree



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to report the vesting of the Shares and Warrant as compensation for services rendered for all income tax purposes and shall not make any inconsistent statement or adjustment on any tax return or during the course of any tax audit.

                                   ARTICLE II
                                     CLOSING

                2.1 Closing. The issuance of the Shares and the Warrant will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VII and Article VIII, or at such other date, time and location as Parent and VHA mutually agree upon (which time and place are referred to in this Agreement as the "CLOSING"). At the Closing, Parent will deliver to VHA certificates representing the Shares and the Warrant.



                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent hereby represents and warrants to VHA, subject to the exceptions specifically disclosed in writing in the disclosure letter delivered by Parent dated as of the date hereof and certified by a duly authorized officer of Parent (the "PARENT DISCLOSURE LETTER") (which Parent Disclosure Letter shall be deemed to be representations and warranties to VHA by Parent under this Section 3), as follows:

                3.1 Organization of Parent.

                (a) Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority, and all requisite qualifications to do business as a foreign corporation, to conduct its business in the manner in which its business is currently being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or qualifications would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                (b) Other than the corporations identified in Part 3.1 of the Parent Disclosure Letter, neither Parent nor any of the other corporations identified in Part 3.1 of the Parent Disclosure Letter owns any capital stock of, or any equity interest of any nature in, any corporation, partnership, joint venture arrangement or other business entity, other than the entities identified in Part 3.1 of the Parent Disclosure Letter, except for passive investments in equity interests of public companies as part of the cash management program of Parent. Neither Parent nor any of its subsidiaries is obligated to make any material future investment in or capital contribution to any other entity. Part
3.1 of the Parent Disclosure Letter indicates the jurisdiction of organization of each entity listed therein and Parent's direct or indirect equity interest therein.

                (c) Parent has delivered or made available to Novation a true and correct copy of the Certificate of Incorporation (including any Certificates of Designation) and Bylaws of Parent and similar governing instruments of each of its subsidiaries, each as amended to date (collectively, the "PARENT CHARTER DOCUMENTS"), and each such instrument is in full force and



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effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of the Parent Charter Documents.

                3.2 Capitalization.

                (a) The authorized capital stock of Parent consists solely of 200,000,000 shares of Common Stock, of which there were 69,092,732 shares issued and outstanding as of the close of business on May 16, 2000, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued or outstanding. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to any right of rescission or preemptive rights created by statute, the Parent Charter Documents or any agreement or document to which Parent is a party or by which it is bound. As of the date of this Agreement, there are no shares of Common Stock held in treasury by Parent.

                (b) As of the close of business on May 16, 2000, (i) 7,315,539 shares of Common Stock are subject to issuance pursuant to outstanding options ("PARENT OPTIONS") to purchase Common Stock under Parent's 1997 Stock Plan and 1999 Equity Incentive Plan ("PARENT STOCK OPTION PLANS") for an aggregate exercise price of $45,840,941, (ii) 135,000 shares of Common Stock are subject to issuance pursuant to Parent Options other than pursuant to the Parent Stock Option Plans for an aggregate exercise price of $1,345,938, (iii) 1,081,792 shares of Common Stock are subject to issuance pursuant to Parent Options other than pursuant to the Parent Stock Option Plans from the Pharos and EquipMD acquisitions for an aggregate exercise price of $3,384,412, and (iv) 750,000 shares of Parent Common Stock are reserved for future issuance under Parent's 1998 Equity Employee Stock Purchase Plan ("PARENT ESPP"). Parent has made available to VHA an accurate and complete copy of each of Parent Stock Option Plans and the form of all stock option agreements evidencing Parent Options. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Other than as set forth on Part 3.2(b) of the Parent Disclosure Letter, there are no commitments or agreements of any character to which Parent is bound obligating Parent to accelerate the vesting of any Parent Option as a result of the consummation of the transactions contemplated by this Agreement.

                (c) All outstanding shares of Parent Common Stock, all outstanding Parent Options, and all outstanding shares of capital stock of each subsidiary of Parent have been issued and granted in material compliance with
(i) all applicable securities laws and other applicable material Legal Requirements and (ii) all material requirements set forth in applicable agreements or instruments. For the purposes of this Agreement, "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 3.4).

                (d) The Shares and Warrant, when issued and paid for as provided in this Agreement, will be duly authorized and validly issued, fully paid and nonassessable. The Warrant Stock, when issued and paid for as provided in this Agreement and the Warrant, will be duly authorized and validly issued, fully paid and nonassessable.



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                (e) Based in part on the representations made by VHA in Section
4 hereof, the offer and sale of the Shares and the Warrant solely to VHA in accordance with this Agreement and (assuming no change in currently applicable law or the Warrant, and no transfer of the Warrant by the holder thereof and no commission or other remuneration is paid or given, directly or indirectly, for soliciting the exercise of the Warrant) the issuance of the Warrant Stock is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 ACT").

                3.3 Obligations With Respect to Capital Stock. Except as set forth in Section 3.2 or Part 3.3 of the Parent Disclosure Letter, there are no equity securities, partnership interests or similar ownership interests of any class of Parent equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. All stock and rights to purchase stock of any subsidiary of Parent are owned free and clear of all Encumbrances. Except as set forth in Section 3.2 or Part 3.2 or Part 3.3 of the Parent Disclosure Letter, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There are no registration rights, and there is no shareholder agreement, investor agreement, voting trust, proxy, rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which Parent is a party or by which it is bound with respect to any equity security of any class of Parent or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

                3.4 Due Authorization.

                (a) Parent has all requisite corporate power and authority to enter into this Agreement and the Outsourcing Agreement, to issue the Warrant and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Outsourcing Agreement, the issuance of the Warrant and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent, subject only to the approval by Parent's stockholders of the issuance of Common Stock pursuant to this Agreement and the Warrant. The affirmative vote of the holders of a majority in interest of the stock present or represented by proxy at the Parent stockholders' meeting (the "PARENT STOCKHOLDERS' MEETING") called to consider approval of the issuance of the Common Stock pursuant to this Agreement and the Warrant (the "PARENT STOCKHOLDER APPROVAL") is sufficient for Parent's stockholders to approve the issuance of Common Stock pursuant to this Agreement and the Warrant, and no other approval of any holder of any securities of Parent is required in connection with the consummation of the transactions contemplated hereby. This Agreement and the Outsourcing Agreement have each been duly executed and delivered by Parent and, subject to approval of Parent stockholders in the case of this Agreement and the issuance of the Warrant and, assuming the due authorization, execution and delivery thereof by Novation, HPPI, VHA and UHC, as applicable, constitute the valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, except as



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enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

                (b) The execution and delivery of this Agreement and the Outsourcing Agreement by Parent does not, and the performance of this Agreement and the Outsourcing Agreement by Parent will not, (i) conflict with or violate the Parent Charter Documents, (ii) subject to obtaining the Parent Stockholder Approvals and compliance with the requirements set forth in Section 3.4(c), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or by which any of its properties is bound or affected, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of; or result in the creation of an Encumbrance on any of the properties or assets of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or any of its properties are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults, impairments, or rights which, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Part 3.4(b) of the Parent Disclosure Letter lists all consents, waivers and approvals under any of Parent's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would have a Material Adverse Effect on Parent.

                (c) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental entity or instrumentality, foreign or domestic ("GOVERNMENTAL ENTITY") is required to be obtained or made by Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the HSR Act and the securities or antitrust laws of any foreign country, and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Parent or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

                3.5 SEC Filings; Parent Financial Statements.

                (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since the effective date of the Registration Statement of Parent's initial public offering, and has made available to Parent such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) and the Parent Initial Registration Statement are referred to herein as the "PARENT SEC REPORTS." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of



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the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Parent SEC Report. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

                (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "PARENT FINANCIALS"), including any Parent SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 1O-Q, 8-K or any successor form under the 1934 Act) and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Parent contained in Parent SEC Reports as of December 31, 1999 is hereinafter referred to as the "PARENT BALANCE SHEET." Except as disclosed in the Parent Financials, since the date of the Parent Balance Sheet neither Parent nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement.

                3.6 Absence of Certain Changes or Events. Since the date of the Parent Balance Sheet there has not been (i) any Material Adverse Effect with respect to Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Parent's or any of its subsidiaries' capital stock, (iv) any granting by Parent or any of its subsidiaries of any increase in compensation or fringe benefits to any of their officers or employees, or any payment by Parent or any of its subsidiaries of any bonus to any of their officers or employees, or any granting by Parent or any of its subsidiaries of any increase in severance or termination pay or any entry by Parent or any of its subsidiaries into, or material modification or amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated hereby, in each case, other than in the ordinary course of business consistent with past practice, (v) any material change or alteration in the policy of Parent relating to the granting of stock options or other equity compensation to its employees and consultants other than in the ordinary course of business consistent with past practice, (vi) entry by Parent or any of its subsidiaries into, or material modification, amendment or cancellation of, any licensing or other agreement with regard to the acquisition, distribution or licensing of any material Intellectual Property other than licenses, distribution agreements, advertising agreements, or other similar agreements entered into in the ordinary course of business consistent with past practice, (vii) any material change by Parent in its accounting



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methods, principles or practices, except as required by concurrent changes in
GAAP, or (viii) any material revaluation by Parent of any of its material assets, including writing off notes or accounts receivable other than in the ordinary course of business.

                3.7 Taxes.

                (a) Parent and each of its subsidiaries have timely filed all material federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed by or on behalf of Parent and each of its subsidiaries with any Tax authority, such Returns are true, correct and complete in all material respects, and Parent and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

                (b) Parent and each of its subsidiaries have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act ("FICA"), Taxes pursuant to the Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, except such Taxes which are not material to Parent.

                (c) Neither Parent nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Parent or any of its subsidiaries, nor has Parent or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                (d) No audit or other examination of any Return of Parent or any of its subsidiaries by any Tax authority is presently in progress, nor has Parent or any of its subsidiaries been notified of any request for such an audit or other examination.

                (e) No adjustment relating to any Returns filed by Parent or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Parent or any of its subsidiaries or any Tax or financial representative thereof.

                (f) Neither Parent nor any of its subsidiaries has any liability for unpaid Taxes which has not been accrued for or reserved on the Parent Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Parent, other than any liability for unpaid Taxes that may have accrued since the date of the Parent Balance Sheet in connection with the operation of the business of Parent and its subsidiaries in the ordinary course.

                (g) There is no agreement, plan or arrangement to which Parent or any of its subsidiaries is a party, including this Agreement and the agreements entered into in connection with this Agreement, covering any employee or former employee of Parent or any of its subsidiaries that, individually or collectively, would be reasonably likely to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Parent is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

                (h) Neither Parent nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any



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disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the
Code) owned by Parent.

                (i) Neither Parent nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

                (j) Except as may be required as a result of the transactions contemplated hereby, Parent and its subsidiaries have not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

                (k) None of Parent's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

                (l) Parent has not been distributed in a transaction qualifying under Section 355 of the Code within the last two years, nor has Parent distributed any corporation in a transaction qualifying under Section 355 of the Code within the last two years.

                For the purposes of this Agreement, "TAX" or "TAXES" refers to
(i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts,
(ii) any liability for payment of any amounts of the type described in clause
(i) as a result of being a member of an affiliated consolidated, combined or unitary group, and (iii) any liability for amounts of the type described in clauses (i) and (ii) as a result of any express or implied obligation to indemnify another person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                3.8 Title to Properties.

                (a) All real property leases to which Parent is a party and each amendment thereto that is in effect as of the date of this Agreement that provide for annual payments in excess of $250,000 are in full force and effect and are valid and enforceable in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a material claim against Parent which could reasonably be expected to have a Material Adverse Effect on Parent.

                (b) Parent has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except as reflected in Parent Financials and except where the failure to have valid title or a valid leasehold interest would not have a Material Adverse Effect on Parent.

                3.9 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

                "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, URLs, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

                "PARENT INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Parent or one of its subsidiaries.

                "PARENT REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, Parent or one of its subsidiaries.

                "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Entity.

                (a) No material Parent Intellectual Property or product or service of Parent is subject to any proceeding, agreement, or stipulation to which Parent is a party, or any outstanding decree, order or judgment, which arose out of any proceeding to which Parent was either a party or of which Parent has knowledge, restricting in any manner the use, transfer, or licensing thereof by Parent, or which may affect the validity, use or enforceability of such Parent Intellectual Property.

                (b) Each material item of Parent Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Parent Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Parent Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Parent Registered Intellectual Property, except, in each case, as would not materially adversely affect such item of Parent Registered Intellectual Property.

                (c) Parent or one of its subsidiaries owns and has good and exclusive title to, or has license sufficient for the conduct of its business as currently conducted to, each material item of Parent Intellectual Property free and clear of any Encumbrance (excluding licenses and related restrictions).

                (d) Neither Parent nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Parent Intellectual Property, to any third party.

                (e) Part 3.9(e) of the Parent Disclosure Letter lists all material contracts, licenses and agreements to which Parent is a party (i) pursuant to which any exclusive rights with respect to Parent Intellectual Property are licensed, granted or transferred to any third party; or (ii) pursuant to which a third party has licensed, transferred, sold or distributed any material Intellectual Property to Parent.

                (f) The operation of the business of Parent as such business currently is conducted, including Parent's design, development, marketing and sale of the products or services of Parent (including with respect to products currently under development) has not, does not and will not materially infringe or materially misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

                (g) Parent has not received written notice from any third party that the operation of the business of Parent or any act, product or service of Parent, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction, which allegation, if true, would have a Material Adverse Effect on Parent.

                (h) To the knowledge of Parent, no person has or is infringing or misappropriating any Parent Intellectual Property, which infringement or misappropriation, individually or in the aggregate, would have a Material Adverse Effect on Parent.

                (i) Parent and its subsidiaries have taken reasonable steps to protect Parent's and its subsidiaries' rights in Parent's and such subsidiaries' confidential information and trade secrets, except where the failure to do so would not have a Material Adverse Effect on Parent.

                (j) None of the Parent Intellectual Property or product or service of Parent contains any defect in connection with processing data containing dates in leap years or in the year 2000 or any preceding or following years, which defects, individually or in the aggregate, would have a Material Adverse Effect on Parent.

                3.10 Compliance with Laws; Certain Agreements.

                (a) Neither Parent nor any of its subsidiaries is in conflict with, or in default or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which Parent or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. To Parent's knowledge, no investigation or review by any Governmental Entity is pending or has been threatened in a writing delivered to Parent against Parent or any of its subsidiaries. There is no agreement with any Governmental Entity, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of Parent or any of its subsidiaries, or any acquisition of material property by Parent or any of its subsidiaries.

                (b) Parent and its subsidiaries hold all permits, licenses, exemptions, orders and approvals from governmental authorities that are material to or required for the operation of the business of Parent as currently conducted (collectively, the "PARENT PERMITS"), and are in compliance with the terms of the Parent Permits, except where the failure to hold such Parent Permits, or be in such compliance, would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                3.11 Litigation. There are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any Governmental Entity or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Parent following the transactions contemplated hereby or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

                3.12 Employee Benefit Plans.

                (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 3.12(a)(i) below (which definition shall apply only to this Section 3.12), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                        (i) "AFFILIATE" shall mean any other person or entity under common control with Parent within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                        (ii) "PARENT EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "EMPLOYEE BENEFIT PLAN," within the meaning of Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to, by Parent or any Affiliate for the benefit of any Parent Employee;

                        (iii) "PARENT EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of Parent or any Affiliate;

                        (iv) "PARENT EMPLOYEE AGREEMENT" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between Parent or any Affiliate and any Parent Employee or consultant (excluding any offer letter or other agreement that does not subject Parent to any potential liability in excess of $200,000);

                        (v) "INTERNATIONAL PARENT EMPLOYEE PLAN" shall mean each Parent Employee Plan that has been adopted or maintained by Parent, whether informally or formally, for the benefit of Parent Employees outside the United States; and

                        (vi) "PENSION PLAN" shall mean each Parent Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

                (b) Schedule. Part 3.12 of the Parent Disclosure Letter contains an accurate and complete list of each Parent Employee Plan. Parent does not have any plan or commitment to establish any new Parent Employee Plan, to modify any Parent Employee Plan (except to the extent required by law or to conform any such Parent Employee Plan to the requirements of any applicable law, or as required by this Agreement), or to enter into any Parent Employee Plan, nor does it have any intention or commitment to do any of the foregoing.

                (c) Documents. Parent has provided or has made available to VHA:
(i) correct and complete copies of all documents embodying each Parent Employee Plan (including all amendments thereto and written interpretations thereof);
(ii) the most recent annual actuarial valuations, if any, prepared for each Parent Employee Plan; (iii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Parent Employee Plan or related trust; (iv) if the Parent Employee Plan is funded, the most recent annual and periodic accounting of Parent Employee Plan assets; (v) the most recent summary plan description together with the summary of material modifications thereto, if any, required under ERISA with respect to each Parent Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and rulings relating to Parent Employee Plans and copies of all applications and correspondence to or from the IRS or the DOL with respect to any Parent Employee Plan; (vii) all material written agreements and contracts relating to each Parent Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Parent Employee or Parent Employees relating to any Parent Employee Plan and any proposed Parent Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Parent; (ix) all COBRA forms and related notices; and (x) all registration statements and prospectuses prepared in connection with each Parent Employee Plan.

                (d) Employee Plan Compliance. Except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect on Parent
(i) Parent has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to, each Parent Employee Plan, and each Parent Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Parent Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code has either received a favorable determination letter from the IRS with respect to each such Plan as to its qualified status under the Code or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination and no event has occurred which would adversely affect the status of such determination letter or the qualified status of such Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Parent Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Parent, threatened or reasonably anticipated (other than routine claims for benefits) against any Parent Employee Plan or against the assets of any Parent Employee Plan; (v) each Parent Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Parent, threatened by the IRS or DOL with respect to any Parent Employee Plan; (vii) neither Parent nor any Affiliate is subject to any material penalty or tax with respect to any Parent Employee Plan under Section 402(i) of ERISA or Sections 4975 through 4980 of the Code; and (viii) all contributions due from the Parent or any Affiliate with respect to any of the Parent Employee Plans have been made as required under ERISA or have been accrued on the Parent Balance Sheet.

                (e) Pension Plans. Parent does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

                (f) Multiemployer Plans. At no time has Parent contributed to or been required to contribute to any Multiemployer Plan.

                (g) No Post-Employment Obligations. No Parent Employee Plan provides, or has any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and Parent has never represented, promised or contracted (whether in oral or written form) to any Parent Employee (either individually or to Parent Employees as a group) or any other person that such Parent Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefits, except to the extent required by statute.

                (h) COBRA; FMLA. Except as would not have a Material Adverse Effect on Parent, neither Parent nor any Affiliate has, prior to the Closing violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

                (i) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Parent Employee Plan, Parent Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Parent Employee. No payment or benefit which will or may be made by Parent or its Affiliates with respect to any Parent Employee as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code or will be treated as a nondeductible expense within the meaning of Section 162 of the Code.

                (j) Employment Matters. Except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, Parent and each of its subsidiaries: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Parent Employees;
(ii) has
withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Parent Employees; (iii) has properly classified independent contractors for purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable laws; (iv) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (v) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Parent Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or, to Parent's knowledge, threatened material claims or actions against Parent under any worker's compensation policy or long-term disability policy. To Parent's knowledge, no Parent Employee has violated in any material manner any employment contract, nondisclosure agreement or noncompetition agreement by which such Parent Employee is bound due to such Parent Employee being employed by Parent and disclosing to Parent or using trade secrets or proprietary information of any other person or entity.

                (k) Labor. No work stoppage or labor strike against Parent is pending, threatened or reasonably anticipated. Parent does not know of any activities or proceedings of any labor union to organize any Parent Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Parent, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Parent Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Parent. Neither Parent nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Parent is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Parent.

                (l) International Employee Plan. Each International Parent Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Parent Employee Plan. Furthermore, no International Parent Employee Plan has unfunded liabilities, that as of the Closing, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Parent from terminating or amending any International Parent Employee Plan at any time for any reason.

                3.13 Environmental Matters. During the period that Parent has leased or owned its properties or leased, owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under any such properties or facilities that would have a Material Adverse Effect on Parent. Parent has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Parent or any of its subsidiaries having taken possession of any of such properties or facilities which might reasonably be expected to have a Material Adverse Effect on Parent. None of the properties or facilities currently leased or owned by Parent or any of its subsidiaries or any properties or facilities previously leased or owned by Parent or any of its subsidiaries is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition which violation would have a Material Adverse

Effect on Parent. During Parent's occupancy of any properties or facilities owned or leased at any time by Parent, neither Parent, nor to Parent's knowledge, any third party, has used, generated, manufactured, released or stored on, under or about such properties and facilities or transported to or from such properties and facilities any Hazardous Materials that would have or is reasonably likely to have a Material Adverse Effect on Parent. During the time that Parent or any of its subsidiaries has owned or leased the properties and facilities currently occupied by it or any properties and facilities previously occupied by Parent or any of its subsidiaries, there has been no material litigation, proceeding or administrative action brought or threatened against Parent or any of its subsidiaries, or any material settlement reached by Parent or any of its subsidiaries with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

                For purposes of this Agreement, the terms "DISPOSAL," "RELEASE," and "THREATENED RELEASE" have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this
Section 3.13, "HAZARDOUS MATERIALS" mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing Date, regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under
(i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (iii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (iv) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (v) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (vi) regulations promulgated under any of the above statutes; or (vii) any other applicable federal, state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those identified above.

                3.14 Certain Agreements. Other than (i) this Agreement, (ii) the Amended and Restated Common Stock and Warrant Agreement, dated as of the date of this Agreement, between Parent and UHC (the "UHC AGREEMENT"), (iii) the Outsourcing Agreement, and other related agreements, except as otherwise set forth in Part 3.14 of the Parent Disclosure Letter, neither Parent nor any of its subsidiaries is a party to or is bound by:

                (a) other than as disclosed in Part 3.12 of the Parent Disclosure Letter, any employment agreement or commitment with any officer or member of Parent's Board of Directors, other than those that are terminable by Parent or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit Parent's or any of its subsidiaries' ability to terminate employees at will, or any consulting agreement;

                (b) any material agreement of indemnification, any material guaranty or any material instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities or purchase money obligation;

                (c) any agreement or obligation containing covenants purporting to limit or which effectively limit the Parent's or any of its subsidiaries' freedom to compete in any line of business or in any geographic area or which would so limit Parent or any of its subsidiaries after the Closing or granting any exclusive distribution or other exclusive rights;

                (d) any agreement or obligation currently in force relating to the disposition or acquisition by Parent or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business, or pursuant to which Parent has any material ownership or participation interest in any corporation, partnership, joint venture, strategic alliance or other business enterprise other than Parent's subsidiaries;

                (e) any agreement or obligation currently in force to provide source code to any third party for any product or technology;

                (f) any agreement or obligation with any affiliate of Parent; or

                (g) any agreement or commitment currently in force providing for capital expenditures by Parent or its subsidiaries in excess of $1,000,000.

                The agreements required to be disclosed in the Parent Disclosure Letter pursuant to clauses (a) through (g) above or pursuant to Section 3.9 or filed with any Parent SEC Report ("PARENT CONTRACTS") are valid and in full force and effect, except to the extent that such invalidity would not have a Material Adverse Effect on Parent. Neither Parent nor any of its subsidiaries, nor to Parent's knowledge, any other party thereto, is in breach, violation or default under, and neither Parent nor any of its subsidiaries has received written notice that it has breached, violated or defaulted, any of the terms or conditions of any Parent Contract in such a manner as would have a Material Adverse Effect on Parent.

                3.15 Brokers' and Finders' Fees. Except for fees payable to Merrill Lynch & Co., Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                3.16 Insurance. Parent and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting business or owning assets similar to those of the Parent and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies have been paid and the Parent and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds.

                3.17 Disclosure. The information included or incorporation by reference in the proxy statement (the "PROXY STATEMENT") to be mailed to Parent's stockholders soliciting the Parent Stockholder Approval shall not, on the date the Proxy Statement is mailed to Parent's stockholders, at the time of the Parent Stockholders' Meeting or as of the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the 1934 Act and the rules and regulations thereunder. If at any time prior to the Closing, any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which is required to be set forth in a supplement to the Proxy Statement, Parent shall promptly inform VHA. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Novation, HPPI, UHC or VHA which is contained in the Proxy Statement.

                3.18 Board Approval. As of the date of this Agreement, the Board of Directors of Parent has approved this Agreement and recommends that the stockholders of Parent approve the Parent Stockholder Approval.

                3.19 Opinion of Financial Advisor. Parent's Board of Directors has received an opinion from Merrill Lynch & Co., dated as of the date of this Agreement, to the effect that, as of such date, the Transaction is fair to Parent from a financial point of view, a copy of the written opinion of which will be delivered to VHA after receipt thereof by Parent. The transactions contemplated by this Agreement, the UHC Agreement and the Outsourcing Agreement are collectively referred to herein as the "TRANSACTION".

                3.20 Anti-Takeover Protections. The Board of Directors of Parent has taken all actions so that the restrictions contained in Section 203 of the General Corporation Law of the State of Delaware ("DELAWARE LAW") applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or the transactions contemplated by this Agreement. To Parent's knowledge, no other anti-takeover, control share acquisition, fair price, moratorium or other similar statute or regulation ("TAKEOVER STATUTE") applies or purports to apply to this Agreement or the transactions contemplated hereby.

                                   ARTICLE IV
                           REPRESENTATIONS, WARRANTIES
                          AND CERTAIN AGREEMENTS OF VHA

        VHA hereby represents and warrants to Parent, subject to the exceptions specifically disclosed in writing in the disclosure letter delivered by VHA dated as of the date hereof and certified by a duly authorized officer of VHA (the "VHA DISCLOSURE LETTER") (which VHA Disclosure Letter shall be deemed to be representations and warranties to Parent by VHA under this Section 4), as follows:

                4.1 Organization, Good Standing and Qualification. VHA represents that it is an entity duly organized, validly existing and in good standing under the laws of the state of its formation and has all requisite power and authority, and all requisite qualifications to do business as a foreign entity, to conduct its business in the manner in which its business is currently being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or qualifications would not have a Material Adverse Effect on VHA.

                4.2 Authorization.

                (a) VHA has all requisite power and authority to enter into this Agreement and the Outsourcing Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Outsourcing Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of VHA. This Agreement and the Outsourcing Agreement have each been duly executed and delivered by VHA and constitute the valid and binding obligations of VHA, enforceable against VHA in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

                (b) The execution and delivery of this Agreement and the Outsourcing Agreement by VHA does not, and the performance of this Agreement and the Outsourcing Agreement by VHA will not, (i) conflict with or violate the certificate of incorporation, bylaws, operating agreement or other organizational documents of VHA, (ii) subject to compliance with the requirements set forth in Section 4.2(c) with regard to VHA, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to VHA or by which any of its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair VHA's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of VHA pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which VHA is a party or by which VHA or any of its properties are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults, impairments, or rights which, individually or in the aggregate, would not have a Material Adverse Effect on VHA. Except as set forth in a letter delivered by VHA to Parent concurrently with the execution of this Agreement, no consents, waivers and approvals under any of VHA's or any of its subsidiaries' agreements, contracts, licenses or leases are required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would have a Material Adverse Effect on VHA.

                (c) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by VHA in connection with the execution and delivery of this Agreement or the Outsourcing Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the HSR Act and the securities or antitrust laws of any foreign country, and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on VHA or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

                4.3 Acquisition for Own Account. The Shares, Warrant and Warrant Stock to be delivered to VHA hereunder will be acquired for VHA's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and VHA represents that it has no present intention or agreement to sell, grant any participation in, or otherwise distribute any of the Shares, Warrant or Warrant Stock to be acquired by VHA hereunder in any public resale or distribution within the meaning of the 1933 Act. VHA also represents that it has not been formed for the specific purpose of acquiring the Shares, Warrant or Warrant Stock under this Agreement.

                4.4 Disclosure of Information. VHA believes it has received or has had full access to all the information it considers necessary or appropriate to make an informed ownership decision with respect to the Shares, Warrant and Warrant Stock to be issued to VHA under this Agreement. VHA further has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of the offering of the Shares, Warrant and

Warrant Stock and to obtain additional information (to the extent Parent possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to VHA or to which VHA had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by Parent in Section 3.

                4.5 Experience. VHA understands that ownership of the Shares, Warrant and Warrant Stock involves substantial risk. VHA: (i) has experience as owner of securities of companies in the development stage and acknowledges that VHA is able to fend for itself, can bear the economic risk of VHA's ownership of the Shares, Warrant and Warrant Stock and has such knowledge and experience in financial or business matters that VHA is capable of evaluating the merits and risks of this ownership of the Shares, Warrant and Warrant Stock and protecting its own interests in connection with this ownership and/or (ii) has a preexisting personal or business relationship with Parent and certain of its officers, directors or controlling persons of a nature and duration that enables VHA to be aware of the character, business acumen and financial circumstances of such persons.

                4.6 Accredited Investor Status. VHA is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

                4.7 Restricted Securities. VHA understands that the Shares and the Warrant are, and upon issuance under the Warrant, the Warrant Stock will be characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, VHA represents that VHA is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

                4.8 No Solicitation. At no time was VHA presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the issuance or delivery of the Shares or the Warrant.

                4.9 Further Limitations on Disposition. Without in any way limiting the representations set forth above, VHA further agrees not to make any disposition of all or any portion of the Shares or Warrant Stock or of any interest therein to any person or entity unless:

                (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition of Shares or Warrant Stock and such disposition is made in accordance with such registration statement; or

                (b) VHA shall have notified Parent of the proposed disposition of the Shares or the Warrant Stock and shall have furnished Parent with a statement of the circumstances surrounding such proposed disposition, and, at the expense of VHA or its transferee, with an opinion of counsel, reasonably satisfactory to Parent, that such disposition will not require registration of such securities under the 1933 Act.

VHA acknowledges that the Warrant is non-transferable to the extent it has not vested.

                4.10 Legends. VHA understands and agrees that the certificates evidencing the Shares, the Warrant and the Warrant Stock will bear legends substantially similar to those set forth below, as applicable, in addition to any other legend that may be required by applicable law, by Parent's Certificate of Incorporation or Bylaws, or by any agreement between Parent and VHA:

                (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OTHERWISE PERMITTED UNDER CONTRACTUAL RESTRICTIONS ON RESALE APPLICABLE TO THESE SECURITIES IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                (b) THE SECURITIES REPRESENTED HEREBY MAY BE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND ON VOTING AND THE HOLDERS HEREOF MAY BE BOUND BY CERTAIN RESTRICTIONS ON ACQUISITION OF THE ISSUER'S CAPITAL STOCK PURSUANT TO A COMMON STOCK AND WARRANT AGREEMENT BETWEEN THE ORIGINAL HOLDERS OF THESE SECURITES AND THE ISSUER, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

The legend set forth in (a) above shall be removed by Parent from any certificate evidencing Shares or Warrant Stock upon delivery to Parent of an opinion by counsel, reasonably satisfactory to Parent, to the effect that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or to the effect that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Parent issued the Shares or Warrant Stock.

                4.11 Disclosure. The information supplied by VHA for inclusion or incorporation by reference in the Proxy Statement shall not on the date the Proxy Statement is mailed to Parent's stockholders, at the time of the Parent Stockholders' Meeting or as of the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders' Meeting which has become false or misleading. If at any time prior to the Closing any event relating to VHA or any of its affiliates, officers or directors should be discovered by VHA which is required to be set forth in a supplement to the Proxy Statement, VHA shall promptly inform Parent. Notwithstanding the foregoing, VHA makes no representation or warranty with respect to any information supplied by Parent which is contained in the Proxy Statement.

                4.12 Anti-Takeover Protections. For the three years prior to the date of this Agreement, none of VHA, its "affiliates" nor "associates" (as such terms are defined in Section 203 of the Delaware Law) were the owner of 15% or more of the outstanding voting stock of Parent. To VHA's knowledge, no other Takeover Statute applies or purports to apply to this Agreement or the transactions contemplated hereby.



                                    ARTICLE V
                          CONDUCT PRIOR TO THE CLOSING

                5.1 Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent and each of its subsidiaries shall, except to the extent that VHA shall otherwise consent in writing, carry on its business in compliance in all material respects with all applicable material laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings. In addition, Parent will promptly notify VHA of any material adverse event involving its business or operations.

                In addition, except as permitted by the terms of this Agreement, and except as contemplated by this Agreement or provided in the Parent Disclosure Letter, without the prior written consent of VHA, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent shall not do any of the following and shall not permit its subsidiaries to do any of the following:

                (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

                (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements in effect, or policies existing, on the date hereof and as previously disclosed in writing to VHA, or adopt any new severance plan;

                (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to any Intellectual Property material to the business of Parent that is owned by, or exclusively licensed to, Parent or one of its subsidiaries, other than non-exclusive licenses, distribution agreements, advertising agreements, or other similar agreements in the ordinary course of business and consistent with past practice;

                (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

                (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

                (f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the grant, issuance, delivery and/or sale of (i) shares of Common Stock pursuant to the exercise of Parent Options outstanding on the date of this Agreement, or granted in accordance with clause (iii) of this Section 5.1(f), (ii) shares of Common Stock issuable to participants in the Parent ESPP consistent with the terms thereof, (iii) Parent Options granted to existing employees and newly-hired employees in an aggregate amount not to exceed 2,000,000, none of which Parent Options shall provide for or permit any acceleration of the exercisability thereof in connection with any of the transactions contemplated by this Agreement, and (iv) shares of Common Stock issued in connection with acquisitions, joint ventures, strategic relationships or alliances, and commercial transactions permitted under Section 5.1(h) below;

                (g) Cause, permit or propose any amendments to its Certificate of Incorporation, Bylaws or other charter documents (or similar governing instruments of any of its subsidiaries), other than an amendment to its Certificate of Incorporation to increase the authorized number of shares of Common Stock;

                (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent, or enter into any material joint ventures, strategic relationships or alliances, or enter into any commercial transaction involving the issuance or potential issuance of equity securities of Parent; provided, that Parent shall not be prohibited hereunder from (x) acquiring EquipMD, Inc. pursuant to the Agreement and Plan of Merger among Parent, Augustacorp, Inc. and EquipMD, Inc. (a true and complete copy of which has been made available to VHA) or (y) making or agreeing to make acquisitions, entering into joint ventures, strategic relationships or alliances, or entering into commercial transactions involving the issuance or potential issuance of Common Stock, all of which together do not involve the issuance or potential issuance of more than 5,000,000 shares of Common Stock in the aggregate, and none of which acquisitions, joint ventures, strategic relationships, alliances, agreements or commercial transactions could reasonably be expected to materially delay the issuances of Common Stock and Warrant contemplated by this Agreement (Parent and VHA acknowledge that the fact that an acquisition would be deemed "significant" under Item 2 of Form 8-K under the 1934 Act does not necessarily mean that such acquisition could reasonably be expected to materially delay the issuances of Common Stock and the Warrant contemplated by this Agreement); provided, further, that Parent shall provide written notice to VHA prior to signing any agreement regarding any such acquisition or transaction;

                (i) Sell, lease, license, encumber (except in connection with actions permitted under Section 5.1(j)) or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Parent;

                (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice, (ii) pursuant to existing credit facilities in the ordinary course of business, (iii) equipment leasing arrangements or (iv) in aggregate amount not to exceed $1,000,000;

                (k) (i) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will") other than an increase in the number of shares of Common Stock reserved for issuance under Parent Stock Option Plans or Parent ESPP, or (ii) pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

                (l) Make any capital expenditures outside of the ordinary course of business or any capital expenditures in excess of $1,000,000, individually, or $10,000,000, in the aggregate;

                (m) Materially modify, amend or terminate any material contract or agreement to which Parent or any subsidiary thereof is a party, or waive, release or assign any material rights or claims thereunder, except in the ordinary course of business;

                (n) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

                (o) Initiate or settle any material litigation, arbitration, mediation or other legal proceeding;

                (p) Take or permit any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

                (q) Agree in writing or otherwise to take any of the actions described in Section 5.1 (a) through (p) above.

        5.2 Meeting of Parent Stockholders.

                (a) Promptly after the date hereof, Parent will take all action necessary in accordance with the Delaware Law and its Certificate of Incorporation and Bylaws to convene the Parent Stockholders' Meeting to be held as promptly as practicable and in any event (to the extent permissible under applicable law) within 45 days after the completion of the SEC's review of the Proxy Statement for the purpose of voting upon the Parent Stockholder Approval. Subject to Section 5.2(c), Parent will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the Parent Stockholder Approval and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the Nasdaq Stock Market, Delaware Law, its Certificate of Incorporation and Bylaws to obtain such approval. Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to Parent's stockholders in advance of a vote on the Parent Stockholder Approval or, if as of the time for which Parent Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders' Meeting. Parent shall ensure that the Parent Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Parent in connection with the Parent Stockholders' Meeting are solicited, in compliance with the Delaware Law, its Certificate of Incorporation and Bylaws, the rules of the Nasdaq Stock Market and all other applicable legal requirements.

                (b) Subject to Section 5.2(c), the Board of Directors of Parent shall recommend that Parent's stockholders approve the Parent Stockholder Approval at the Parent Stockholders' Meeting; and the Proxy Statement shall include a statement to the effect that the Board of Directors of Parent has recommended that Parent's stockholders approve the Parent Stockholder Approval at the Parent Stockholders' Meeting; and (iii) neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to VHA, the recommendation of the Board of Directors of Parent that Parent's stockholders approve the Parent Stockholder Approval.

                (c) Nothing in this Agreement shall prevent the Board of Directors of Parent from withholding, withdrawing, amending or modifying its recommendation in favor of the Parent Stockholder Approval if (i) a Superior Offer (as defined below) is made to Parent and is not withdrawn, (ii) Parent shall have provided written notice to VHA and UHC (a "NOTICE OF SUPERIOR OFFER") advising them that Parent has received a Superior Offer, specifying all of the material terms and conditions of such Superior Offer and identifying the person or entity making such Superior Offer, (iii) VHA and/or UHC shall not have, within three business days of Parent's receipt of the Notice of Superior Offer, made an offer that Parent's Board of Directors by a majority vote determines in its good faith judgment (after consultation with a financial advisor of national standing) to be at least as favorable to Parent's stockholders as such Superior Offer (it being agreed that the Board of Directors of Parent shall convene a meeting to consider any such offer by VHA and/or UHC promptly following the receipt thereof), (iv) the Board of Directors of Parent concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Parent to comply with its fiduciary obligations to Parent's stockholders under applicable law and (v) Parent shall not have violated any of the restrictions set forth in
Section 5.4(a) or (b) or this Section 5.2. Parent shall provide VHA with at least one day prior notice (or such lesser prior notice as provided to the members of the Parent's Board of Directors) of any meeting of the Parent's Board of Directors at which Parent's Board of Directors is reasonably expected to consider any Parent Acquisition Proposal (as defined in Section 5.4) to determine whether such Parent Acquisition Proposal is a

Superior Offer. Nothing contained in this Section 5.2(c) shall limit Parent's obligation to hold and convene the Parent Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Parent shall have been withdrawn, amended or modified).

                For purposes of this Agreement, "SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger or consolidation involving Parent pursuant to which the stockholders of Parent immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction or (ii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or a two step transaction involving a tender offer followed with reasonable promptness by a merger involving Parent), directly or indirectly, of ownership of 100% of the then outstanding shares of capital stock of Parent, on terms that the Board of Directors of Parent determines, in its reasonable judgment (after consultation with a financial advisor of national standing) to be more favorable to Parent stockholders than the terms of this Agreement and the UHC Agreement; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the reasonable judgment of Parent's Board of Directors (after consultation with its financial advisor) to be obtained by such third party on a timely basis.

                (d) Nothing contained in this Agreement shall prohibit Parent or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the 1934 Act, or otherwise required by applicable law.

                5.3 Proxy Statement; Antitrust Filings.

                (a) As promptly as practicable after the execution of this Agreement, Parent will prepare and file with the SEC, the Proxy Statement. Parent will respond to any comments of the SEC, and will cause the Proxy Statement to be mailed to its stockholders, as promptly as practicable in compliance with applicable law. Promptly after the date of this Agreement, each of VHA and Parent will prepare and file (i) with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties (the "ANTITRUST FILINGS"). VHA and Parent each shall promptly supply the other with any information which may be required in order to effectuate any filings pursuant to this Section 5.3.

                (b) Each of VHA and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any Antitrust Filings or for additional information, and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or any Antitrust Filing. Each of VHA and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.3 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Antitrust Filing, VHA or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Parent, such amendment or supplement.

        5.4 No Solicitation.

                (a) From and after the date of this Agreement until the Closing or termination of this Agreement pursuant to Article IX, Parent and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Parent Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes an Parent Acquisition Proposal, (iii) engage in discussions with any person with respect to any Parent Acquisition Proposal, except as to the existence of these provisions, (iv) except as set forth in Section 5.2(c), approve, endorse or recommend any Parent Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Parent Acquisition Proposal; provided, however, that prior to the approval of the Parent Stockholder Approval at the Parent Stockholders' Meeting, Parent may furnish nonpublic information regarding Parent and its subsidiaries to, or enter into discussions or negotiations with, any person or group who has submitted (and not withdrawn) to Parent an unsolicited, written, bona fide Parent Acquisition Proposal that the Board of Directors of Parent reasonably concludes (after consultation with a financial advisor of national standing) may constitute a Superior Offer if (1) neither Parent nor any representative of Parent and its subsidiaries shall have violated any of the restrictions set forth in this Section 5.4, (2) the Board of Directors of Parent concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Parent to comply with its fiduciary obligations to Parent's stockholders under applicable law,
(3) 36 hours prior to furnishing any such nonpublic information to, or entering into any such discussions with, such person or group, Parent gives VHA and UHC written notice of the identity of such person or group and all of the material terms and conditions of such Parent Acquisition Proposal and of Parent's intention to furnish nonpublic information to, or enter into discussions with, such person or group, and Parent receives from such person or group an executed confidentiality agreement containing customary terms. Parent and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Parent Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of Parent or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Parent or any of its subsidiaries shall be deemed to be a breach of this Section 5.4(a) by Parent.

                For purposes of this Agreement, "PARENT ACQUISITION PROPOSAL" shall mean any offer or proposal relating to any transaction or series of related transactions, other than the transactions contemplated by this Agreement (any such transaction or series of related transactions, a "PARENT ACQUISITION"), involving: (A) any acquisition or purchase from Parent by any person or "group" (as defined under Section 13(d) of the 1934 Act and the rules and regulations thereunder) of more than 50% of the outstanding voting securities of Parent or any of its subsidiaries, or any tender offer or exchange offer that if consummated would result in any person or "group" beneficially owning more than 50% of the outstanding voting securities of Parent or any of its subsidiaries, or any merger, consolidation, business combination or similar transaction involving Parent pursuant to which the stockholders of Parent immediately preceding such transaction hold less than 50% of the equity interests in the surviving or resulting entity of such transaction; or (B) any sale, exchange, transfer, acquisition, or disposition of more than 50% of the assets of Parent.

                (b) In addition to the obligations of Parent set forth in paragraph (a) of this Section 5.4, Parent as promptly as practicable shall advise VHA and UHC orally and in writing of any request for non-public information or inquiry which Parent reasonably believes would lead to a Parent Acquisition Proposal or of any Parent Acquisition Proposal, the material terms and conditions of such request, Parent Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Parent Acquisition Proposal or inquiry. Parent will keep VHA and UHC informed as promptly as practicable in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Parent Acquisition Proposal or inquiry.

                (c) From and after the date of this Agreement until the Closing or termination of this Agreement pursuant to Article IX, VHA and its affiliates will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly,
(i) solicit, initiate, encourage or induce the making, submission or announcement of any VHA Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes a VHA Proposal,
(iii) engage in discussions with any person with respect to any VHA Proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any VHA Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any VHA Proposal. VHA and its affiliates will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any VHA Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of VHA or any of its affiliates or any investment banker, attorney or other advisor or representative of VHA or any of its affiliates shall be deemed to be a breach of this Section 5.4(c) by VHA. For purposes of this Agreement, "VHA PROPOSAL" shall mean any offer or proposal relating to any transaction or series of related transactions that would constitute a breach or violation of, the obligations (including exclusivity obligations) of VHA, UHC, Novation and/or HPPI under the Outsourcing Agreement.

                (d) In addition to the obligations of VHA set forth in paragraph
(c) of this Section 5.4, VHA as promptly as practicable shall advise Parent orally and in writing of any request for non-public information or inquiry which VHA reasonably believes would lead to a VHA Proposal or of any VHA Proposal, the material terms and conditions of such request, VHA Proposal or inquiry, and the identity of the person or group making any such request, VHA Proposal or inquiry. VHA will keep Parent informed as promptly as practicable in all material respects of the status and details (including material amendments or proposed amendments) of any such request, VHA Proposal or inquiry.

        5.5 Third Party Consents. As soon as practicable following the date hereof, Parent and VHA will each use its commercially reasonable efforts to obtain any material consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

        5.6 Nasdaq Listing. Parent agrees to authorize for listing on the Nasdaq Stock Market the Shares and Warrant Stock issuable in connection with this Agreement, effective upon official notice of issuance.

        5.7 Takeover Statutes. If any Takeover Statute is or may become applicable to the transactions contemplated by this Agreement, each of Parent and VHA and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Statute and any regulations promulgated thereunder on such transactions.


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

        6.1 Voting of Common Stock. VHA agrees that from and after the date of the Closing through the fifth anniversary of the Closing (the "FIFTH ANNIVERSARY"), and for as long after the Fifth Anniversary as the outstanding shares of Common Stock (including outstanding Common Stock that has been issued pursuant to the Warrant) beneficially owned by VHA together with all "affiliates" (which for purposes of this Agreement (other than Section 3.12) shall have the meaning given such term in Rule 144(a)(1) promulgated under the 1933 Act) of VHA exceeds 35% of the then outstanding Common Stock of Parent (the entire such period, the "RESTRICTED PERIOD"), to the extent that the outstanding shares of Common Stock (including outstanding Common Stock that has been issued pursuant to the Warrant) beneficially owned by VHA together with all affiliates of VHA exceeds 19.9% of the then outstanding Common Stock of Parent (the shares in excess of such 19.9% threshold, "EXCESS SHARES"), VHA shall, and shall cause its affiliates to, vote all Excess Shares it holds or is entitled to vote in proportion to the votes cast by all other stockholders of Parent in connection with each matter submitted to Parent's stockholders for approval except for (i) a proposed Change of Control, (ii) the election of VHA's designated nominees to the Board of Directors of Parent, or (iii) an amendment of the Certificate of Incorporation of Parent that would materially and adversely affect VHA as a Parent stockholder in a manner different from the effect such amendment would have on other Parent stockholders generally. On all matters submitted to Parent stockholders for approval other than those identified in items (i), (ii) and
(iii) of the first sentence of this section, VHA shall, and shall cause its affiliates to, vote all Excess Shares in proportion to the votes cast by all other stockholders of Parent in connection with each matter submitted to Parent stockholders' for approval, including, without limitation, on any matters regarding equity-based or other compensation plans of Parent, the issuance of capital stock of Parent, amendments to the Certificate of Incorporation of Parent other than as set forth in clause (iii) above, elections of directors other than VHA's designated nominees to the Board of Directors, or transactions involving interested or related parties. Notwithstanding any voting restrictions set forth herein, the Board of Directors of Parent may waive any voting restriction set forth herein with respect to any particular matter. For purposes of this Agreement, "CHANGE OF CONTROL" means the consummation of any transaction or series of related transactions, including an acquisition of Parent by another entity and any reorganization, merger, consolidation or share exchange, that results in the beneficial owners of Parent's capital stock immediately prior to the transaction or transactions holding less than 50% of the voting power of Parent immediately after the transaction or transactions, or a transaction or series of related transactions which result in the sale, exchange, transfer, acquisition or disposition of more than 50% of the assets of Parent.

        6.2 Acquisition of Parent Securities. VHA agrees that during the Restricted Period, (i) at any time that VHA together with all of its affiliates beneficially owns 24% (on a Common Stock-equivalent basis) or more of the outstanding shares of Common Stock or other capital stock of Parent or of any option, warrant or right to acquire capital stock of Parent (such shares, options, warrants and other rights, collectively, "RIGHTS IN PARENT STOCK"), VHA will not, without the prior written consent of Parent, acquire legal or beneficial ownership of any additional Rights in Parent Stock, except pursuant to the Warrant, and (ii) at any time that VHA, together with all of its affiliates beneficially owns less than 24% of the outstanding Rights in Parent Stock, VHA may acquire such number of Rights in Parent Stock so that after the acquisition of such Rights in Parent Stock the aggregate number of Rights in Parent Stock, on a Common Stock-equivalent basis, legally or beneficially owned by VHA and all affiliates of VHA, assuming issuance of all shares of Parent Common Stock issuable pursuant to such Rights in Parent Stock, equals not more than 24% of the outstanding Common Stock of Parent.

        6.3 Transfer of Parent Securities. VHA agrees that it will not, directly or indirectly, in a single transaction or series of related transactions, without the prior written consent of Parent, sell, transfer or otherwise dispose of legal or beneficial ownership of Rights in Parent Stock to any person if such person together with its affiliates would, to the knowledge of VHA, after reasonable inquiry, beneficially own 15% or more of the then outstanding Rights in Parent Stock, unless prior to such sale, transfer or disposal, such transferee agrees in writing to be bound by VHA's agreements set forth in
Section 6.1, 6.2 (with "19.9%" in Section 6.1 and "24%" in Section 6.2 each read as "15%") and this Section 6.3.

        6.4 Parent Board of Directors. The Board of Directors of Parent will take all actions reasonably necessary such that as soon as practicable following the Closing, the size of Parent's Board of Directors shall be seven members, and two persons shall be appointed by VHA to Parent's Board of Directors to fill vacancies in Class I. Under the Parent's Charter Documents, the terms of Class I Directors expire in 2000, the terms of Class II Directors expire in 2001 and the terms of Class III Directors expire in 2002. The Class I Directors appointed pursuant to this Section shall be appointed following Parent's annual meeting in 2000 to terms expiring in 2003. For so long as VHA beneficially owns 10% or more of the outstanding Common Stock of Parent on a fully converted basis (taking into account for VHA, all shares of Common Stock issuable upon the exercise of the Warrant), Parent will take all actions reasonably necessary to have one person appointed by VHA be a member of Parent's Board of Directors. For so long as VHA beneficially owns 20% or more of the Common Stock of Parent on a fully converted basis (taking into account for VHA, all shares of Common Stock issuable upon the exercise of the Warrant), Parent will take all actions reasonably necessary to have two persons appointed by VHA be members of Parent's Board of Directors. If Parent's Board of Directors establishes an executive committee or another committee of less than all directors having general authority similar to that customarily delegated to an executive committee, one member of such committee shall be a director nominated by VHA.

        6.5 Reasonable Efforts.

                (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Articles VII and VIII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity,
(iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent or any of its affiliates or imposing or seeking to impose any limitation on the ability of Parent or any of its subsidiaries or affiliates to conduct their business or own such assets.

                (b) Each of VHA and Parent will give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the consummation of transactions contemplated by this Agreement, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement or the Outsourcing Agreement, (iii) any litigation relating to, involving or otherwise affecting VHA, Novation, HPPI, Parent or their respective subsidiaries that relates to the consummation of the transactions contemplated by this Agreement or the Outsourcing Agreement. VHA shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of VHA to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VIII would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Parent shall give prompt notice to VHA of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Parent to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VII would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                6.6 Registration Rights. Parent shall use its reasonable best efforts to cause the requisite holders of registration rights under the Second Amended and Restated Registration Rights Agreement among Parent and certain of its investors dated October 14, 1999 (the "EXISTING REGISTRATION RIGHTS AGREEMENT") to amend and substitute for such agreement the Amended and Restated Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the "NEW REGISTRATION RIGHTS AGREEMENT") effective as of the Closing. If as of the Closing, the requisite holders of registration rights under the Existing Registration Rights Agreement shall not have agreed to amend and substitute for such agreement the New Registration Rights Agreement, then Parent and VHA shall enter into, and Parent shall use its reasonable best efforts to cause the holders of registration rights under the Existing Registration Rights Agreement to enter into, effective as of the Closing, a registration rights agreement (the "ALTERNATIVE REGISTRATION RIGHTS AGREEMENT") modeled upon the New Registration Rights Agreement and only differing from the New Registration Rights Agreement to the extent necessary so that the Alternative Registration Rights Agreement does not conflict with or violate the Existing Registration Rights Agreement.

                6.7 Public Disclosure. Parent and VHA will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange. The parties have agreed to the text of the press release announcing the signing of this Agreement.

                                   ARTICLE VII
                   CONDITIONS TO VHA'S OBLIGATIONS AT CLOSING

        The obligations of VHA under Sections 1 and 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

                7.1 Representations and Warranties. The representations and warranties of Parent contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Closing as if made at and as of the Closing (other than representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date), except where the failure of such representations or warranties to be true or correct would not have, individually or in the aggregate, a Material Adverse Effect on Parent. It is understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Disclosure Letter made or purported to have been made after the execution of this Agreement shall be disregarded. VHA shall have received a certificate with respect to the foregoing signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent.

                7.2 Performance. Parent shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                7.3 Securities Exemptions. The offer and sale of the Shares and the Warrant to VHA pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualification requirements of the California Corporate Securities Law of 1968, as amended ("CALIFORNIA LAW") and the registration and/or qualification requirements of all other applicable state securities laws.

                7.4 Consents. (i) All required approvals or consents of any Governmental Entity or other person in connection with the consummation of the transactions contemplated hereby shall have been obtained (and all relevant statutory, regulatory or other governmental waiting periods, shall have expired) unless the failure to receive any such approval or consent would not be reasonably likely, directly or indirectly, to result in a Material Adverse Effect on Parent and its subsidiaries, taken as a whole, and (ii) all such approvals and consents which have been obtained shall be on terms that are not reasonably likely, directly or indirectly, to result in a Material Adverse Effect on Parent and its subsidiaries, taken as a whole.

                7.5 Nasdaq Listing. The Shares and the Warrant Stock shall have been approved for listing on the Nasdaq Stock Market, subject to official notice of issuance.

                7.6 Outsourcing Agreement. (i) Parent shall have executed and delivered the Outsourcing Agreement, (ii) the Outsourcing Agreement shall be fully effective in accordance with its terms, and (iii) Parent shall be in compliance in all material respects with the terms of the Outsourcing Agreement, and VHA shall have received a certificate with respect to the foregoing clauses
(i), (ii) and (iii) executed by the Chief Executive Officer or the Chief Financial Officer of Parent.

                7.7 Parent Stockholder Approval. The issuance of the Shares, the Warrant and the Warrant Stock shall have been approved by the requisite vote of the stockholders of Parent under applicable law and the Parent Charter Documents.



                                  ARTICLE VIII
                  CONDITIONS TO PARENT'S OBLIGATIONS AT CLOSING

        The obligations of Parent under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions:

                8.1 Representations and Warranties. The representations and warranties of VHA contained in Section 4 shall be true and correct in all material respects on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                8.2 Performance. VHA shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                8.3 Parent Stockholder Approval. The issuance of the Shares, the Warrant and the Warrant Stock shall have been approved by the requisite vote of the stockholders of Parent under applicable law and the Parent Charter Documents.

                8.4 Outsourcing Agreement. (i) Each party to the Outsourcing Agreement (other than Parent) shall have executed and delivered the Outsourcing Agreement, (ii) the Outsourcing Agreement shall be fully effective in accordance with its terms, and (iii) each of the parties thereto (other than Parent) shall be in compliance in all material respects with the terms of the Outsourcing Agreement, and Parent shall have received a certificate with respect to the foregoing clauses (i), (ii) and (iii) executed by the Chief Executive Officers or Chief Financial Officers of each of Novation, VHA, UHC and HPPI.

                8.5 Securities Exemptions. The issuance of the Shares and the Warrant to VHA pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualifications requirements of California Law and the registration and/or qualification requirements of all other applicable state securities laws.

                8.6 Consents. (i) All required approvals or consents of any Governmental Entity or other person in connection with the consummation of the transactions contemplated hereby shall have been obtained (and all relevant statutory, regulatory or other governmental waiting periods, shall have expired) unless the failure to receive any such approval or consent would not be reasonably likely, directly or indirectly, to result in a Material Adverse Effect on Parent and its subsidiaries, taken as a whole, and (ii) all such approvals and consents which have been obtained shall be on terms that are not reasonably likely, directly or indirectly, to result in a Material Adverse Effect on Parent and its subsidiaries, taken as a whole.

                                   ARTICLE IX
                                   TERMINATION

                9.1 Termination. This Agreement may be terminated prior to the Closing, whether before or after the requisite approval of the issuance of the Shares, the Warrant and the Warrant Stock by Parent's stockholders:

                (a) by mutual written consent duly authorized by the Boards of Directors of Parent and VHA;

                (b) by either Parent or VHA if the Closing shall not have occurred by September 30, 2000 for any reason; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement or the Outsourcing Agreement;

                (c) by either Parent or VHA if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Closing, which order, decree, ruling or other action is final and nonappealable;

                (d) by either Parent or VHA, if the approval of the issuance of the Shares, the Warrant and the Warrant Stock by the stockholders of Parent shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Parent stockholders duly convened therefor or at any adjournment thereof;

                (e) by either Parent or VHA, if the Outsourcing Agreement is validly terminated according to its terms by a party thereto; or

                (f) by VHA, at any time prior to the Parent Stockholders' Meeting, if a Triggering Event (as defined below) shall have occurred; provided, however, that VHA shall not have the right to terminate this Agreement under this Section 7.1(f) in response to the occurrence of the Triggering Event set forth in clause (iii) of the definition thereof if at the time the event set forth in such clause (iii) occurs VHA is in material breach of this Agreement, or VHA, Novation or HPPI is in material breach of the Outsourcing Agreement, which breach has not been cured as of such time.

                For the purposes of this Agreement, a "TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of Parent or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to VHA its recommendation in favor of the approval of the Parent Stockholder Approval; (ii) Parent shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of Parent in favor of the approval of the Parent Stockholder Approval; (iii) the Board of Directors of Parent fails to reaffirm its recommendation in favor of the approval of the Parent Stockholder Approval within 10 business days after VHA requests in writing that such recommendation be reaffirmed at any time following the public announcement of a Parent Acquisition Proposal; (iv) the Board of Directors of Parent or any committee thereof shall have approved or publicly recommended any Parent Acquisition Proposal; (v) Parent shall have entered into any letter of intent of similar document or any agreement, contract or commitment accepting any Parent Acquisition Proposal; or (vi) Parent shall have materially breached any of the provisions of Sections 5.2 or 5.4(a) or (b).

        9.2 Notice of Termination; Effect of Termination. Any proper termination of this Agreement under Section 9.1 will be effective immediately upon the delivery of written notice of the terminating party to the other party hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 9.2, Section 9.3 and Article X, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve either party from liability for any willful breach of this Agreement.

        9.3 Parent Payment. In the event that this Agreement is terminated by VHA pursuant to Section 9.1(f), Parent shall promptly, but in no event later than two days after the date of such termination, pay VHA a fee equal to $12 million in immediately available funds. In the event that (A) following the date of this Agreement and prior to the Parent Stockholders' Meeting, a person has publicly announced a bona fide Parent Acquisition Proposal, (B) this Agreement is terminated by Parent or VHA pursuant to Section 9.1(d), and (C) within nine months following the termination of this Agreement pursuant to Section 9.1(d), either the Parent Acquisition contemplated by such Parent Acquisition Proposal is consummated, or Parent enters into an agreement providing for a Parent Acquisition and such Parent Acquisition is later consummated with the person (or another person controlling, controlled by or under common control with, such person) with whom such agreement was entered into (regardless of when such consummation occurs if Parent has entered into such an agreement within such nine-month period), Parent shall promptly, but in no event later than two days after the consummation of such Parent Acquisition, pay VHA a fee equal to $12 million in immediately available funds. Parent acknowledges that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, VHA would not enter into this Agreement. Accordingly, if Parent fails to pay in a timely manner the amounts due pursuant to this Section 9.3, and, in order to obtain such payment, VHA makes a claim that results in a judgment against Parent for the amounts set forth in this Section 9.3, Parent shall pay to VHA its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 9.3 at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.

                                    ARTICLE X
                               GENERAL PROVISIONS

                10.1 Survival of Warranties. The representations, warranties and covenants of VHA (except for any covenant that by its express terms survives the Closing, and for the representations, warranties and covenants set forth in Sections 4.3 through 4.10 inclusive, which shall survive the execution and delivery of this Agreement and the Closing) contained in or made pursuant to this Agreement shall terminate at the Closing. The representations, warranties and covenants of Parent (except for any covenant that by its express terms survives the Closing) contained in or made pursuant to this Agreement shall terminate at the Closing.

                10.2 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

                10.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

                10.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                10.5 Interpretation; Certain Defined Terms.

                (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "WITHOUT LIMITATION." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

                (b) For purposes of this Agreement, "ENCUMBRANCES" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) (other than (i) liens for taxes not yet due and payable; (ii) liens reflected on the Parent Balance Sheet, if applicable; (iii) liens which are not material in character, amount or extent, and which do not materially detract from the value or materially interfere with the use of the property subject thereto or affected thereby; and (iv) contractor's liens).

                (c) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition, operations or results of operations of such entity taken as a whole with its subsidiaries, except to the extent that any such change, event, violation, inaccuracy, circumstance or effect directly and primarily results from (i) changes in general economic conditions or changes affecting the industry generally in which such entity operates (provided that such changes do not affect such entity in a substantially disproportionate manner) or (ii) changes in the trading prices for such entity's capital stock.

                (d) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

                10.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

IF TO VHA:                           WITH A COPY TO:

VHA Inc.                             Skadden, Arps, Slate, Meagher & Flom, LLP
220 East Las Colinas Boulevard       Four Times Square
Irving, Texas 75039-5500             New York, New York 10036
Facsimile: 972-830-0391              Facsimile: 212-735-2000
Attn:  Chief Financial Officer       Attn: Nancy A. Lieberman

IF TO PARENT:                        WITH A COPY TO:

Neoforma.com, Inc.                   Fenwick & West LLP
3255-7 Scott Boulevard               Two Palo Alto Square, Palo Alto, California
Santa Clara, California 95054        94306
Facsimile: 408-549-6211              Facsimile: 650-494-1417
Attn:  Chief Financial Officer       Attn:  Gordon K. Davidson
                                            Douglas N. Cogen



                10.7 Expenses; Finder's Fees. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Closing occurs. VHA agrees to indemnify and to hold harmless Parent from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which VHA or any of its officers, partners, members, employees, or representatives is responsible. Parent agrees to indemnify and hold harmless VHA from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which Parent or any of its officers, employees or representatives is responsible.

                10.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                10.9 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, and the Outsourcing Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

                10.10 Further Assurances. From and after the date of this Agreement, upon the request of VHA or Parent, Parent and VHA shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                10.11 Amendment; Extension; Waiver. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of Parent and VHA. At any time prior to the Closing any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                10.12 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy; provided, that payment by Parent of the amount provided for under Section 9.3 shall constitute full and liquidated damages for any alleged breach of this Agreement by Parent in connection with such termination. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                10.13 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                10.14 Parent Disclosure Letter. Disclosure made with regard to a representation or warranty of Parent in the Parent Disclosure Letter shall also be deemed to qualify other representations and warranties of the party making such disclosure if it is readily apparent from the language contained in such disclosure that such disclosure is applicable to such other representation or warranty.

                10.15 Waiver Of Jury Trial. EACH OF PARENT AND VHA HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS PARENT OR VHA IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                   * * * * *

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                            NEOFORMA.COM, INC.



                                            By: /s/ FREDERICK RUEGSEGGER
                                               ---------------------------------
                                            Name:  Frederick Ruegsegger
                                            Title: CFO


                                            VHA INC.



                                            By: /s/ CURT NONOMAQUE
                                               ---------------------------------
                                            Name:
                                            Title:








   [SIGNATURE PAGE TO AMENDED AND RESTATED COMMON STOCK AND WARRANT AGREEMENT]

                              SCHEDULE OF EXHIBITS


        Exhibit A:       Form of Warrant

        Exhibit B:       Form of New Registration Rights Agreement

                                                                       EXHIBIT A
                                                                 FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE ON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OTHERWISE PERMITTED UNDER ANY CONTRACTUAL RESTRICTIONS ON RESALE APPLICABLE TO THESE SECURITIES IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED HEREBY MAY BE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND ON VOTING AND THE HOLDERS HEREOF MAY BE BOUND BY CERTAIN RESTRICTIONS ON ACQUISITION OF THE ISSUER'S CAPITAL STOCK PURSUANT TO A COMMON STOCK AND WARRANT PURCHASE AGREEMENT BETWEEN THE ORIGINAL HOLDERS OF THESE SECURITES AND THE ISSUER, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                               NEOFORMA.COM, INC.

No. V-1                                             Void after ________ __, 2010


               THIS CERTIFIES THAT VHA Inc., a Delaware corporation ("VHA" or the "HOLDER"), or its permitted assigns is entitled to purchase under this Warrant up to 30,845,020 shares (the "SHARES") of common stock, par value $0.001 per share ("COMMON STOCK"), of Neoforma.com, Inc., a Delaware corporation ("NEOFORMA" or the "COMPANY") at a per share price of $0.01 (the "EXERCISE PRICE") subject to the provisions and upon the terms and conditions hereinafter set forth.

               This Warrant is issued this ___ day of __________, 2000 (the "ISSUE DATE") pursuant to that certain Amended and Restated Common Stock and Warrant Agreement amended and restated as of May 24, 2000 (the "STOCK AND WARRANT AGREEMENT"), by and between the Company and the Holder.

        1.     Vesting and Term.

               1.1 Vesting. Upon issuance, this Warrant shall not be exercisable or vested with respect to any Shares. A total of 23,133,764 Shares shall be eligible for vesting in accordance with Section 1.1.2 below ("TRANCHE A SHARES") and a total of 7,711,256 Shares shall be eligible for vesting in accordance with
Section 1.1.3 below ("TRANCHE B SHARES"). Shares with respect to which this Warrant becomes vested and exercisable are referred to as "VESTED SHARES."

               1.1.1. Definitions.

               "CUMULATIVE SIGNED PURCHASING VOLUME" means, as of any Determination Date, the sum of (x) the cumulative dollar volume of purchases by Healthcare Organizations that are members or patrons of VHA (calculated, for each such Healthcare Organization, by multiplying (A) the amount of Novation LLC contract purchases (as reported in the SRIS system maintained for Novation LLC's benefit) by such Healthcare Organization during the most recent complete calendar year ending prior to the first Determination Date on or prior to which such Healthcare Organization Signed-Up with Neoforma by (B) 2.4 (the "BASE AMOUNT")) and that Signed-Up with Neoforma on or prior to such Determination Date, plus (y) 80.4% of the cumulative dollar volume of purchases by Healthcare Organizations that are members or patrons of Healthcare Purchasing Partners International, LLC (using, for each such Healthcare Organization, its Base Amount) and that Signed-Up with Neoforma on or prior to such Determination Date, provided that (i) for purposes of computing the first Base Amount for each Healthcare Organization, such Base Amount will be increased by 3.625% and (ii) in addition to the increase in the Base Amount for any Healthcare Organization pursuant to the preceding clause (i), the Base Amount for each Healthcare Organization shall also be increased annually by 7.25% when computing Cumulative Signed Purchasing Volume for Determination Dates which are subsequent to the first Determination Date on or prior to which a particular Healthcare Organization Signed-Up with Neoforma. For purposes of clarity, the parties agree that once a Healthcare Organization is deemed to have "Signed-Up" with Neoforma, its Cumulative Signed Purchasing Volume, as computed and increased under the formula set forth in this definition, shall be included in the computation of Cumulative Signed Purchasing Volume for all Determination Dates arising on or after the date such Healthcare Organization Signed-Up with Neoforma, whether or not such Healthcare Organization continues to do business with Neoforma.

               "HEALTHCARE ORGANIZATION" shall mean any facility providing health care services.

               "PREFERRED PROVIDER" means the Healthcare Organization agrees to use the Neoforma internet-based system for at least 50% of its internet-based purchases of Novation contracted products.

               "SIGNED-UP" means, with respect to any Healthcare Organization, that such Healthcare Organization and Neoforma have entered into a written agreement, arrangement or understanding for Neoforma to be the Preferred Provider of an Internet-based system for the acquisition of Novation contracted products by such Healthcare Organization.

               1.1.2. Vesting Requirements for Tranche A Shares.

               1. 5,783,441 Tranche A Shares shall become Vested Shares on June 30, 2001 (the "FIRST DETERMINATION DATE") if Cumulative Signed Purchasing Volume as of the First Determination Date is at least $2,328 million (the "FIRST TRANCHE A TARGET AMOUNT").

               2. 5,783,441 Tranche A Shares shall become Vested Shares on June 30, 2002 (the "SECOND DETERMINATION DATE") if Cumulative Signed Purchasing Volume as of the Second Determination Date is at least $6,233 million (the "SECOND TRANCHE A TARGET AMOUNT").

               3. 5,783,441 Tranche A Shares shall become Vested Shares on June 30, 2003 (the "THIRD DETERMINATION DATE") if Cumulative Signed Purchasing Volume as of the Third Determination Date is at least $9,629 million (the "THIRD TRANCHE A TARGET AMOUNT").

               4. 5,783,441 Tranche A Shares shall become Vested Shares on June 30, 2004 (the "FOURTH DETERMINATION DATE") if Cumulative Signed Purchasing Volume as of the Fourth Determination Date is at least $13,253 million (the "FOURTH TRANCHE A TARGET AMOUNT").

               5. In the event the Tranche A Target Amount of Cumulative Signed Purchasing Volume specified in any of Section 1.1.2 paragraphs 1, 2, 3 or 4 above is not achieved as of the particular Determination Date specified in such paragraph (such shortfall below a particular Tranche A Target Amount being referred to as a "TRANCHE A SHORTFALL Amount"), then the number of Tranche A Shares which shall become Vested Shares at a particular Determination Date pursuant to Section 1.1.2 paragraphs 1, 2, 3 or 4 shall equal the product of 5,783,441 and a fraction, the numerator of which is the Cumulative Signed Purchasing Volume as of the Determination Date in question and the denominator of which is the Tranche A Target Amount for the Determination Date in question. By way of example, using the formula in the preceding sentence, if as of June 30, 2001, Cumulative Signed Purchasing Volume is $2,000 million, 4,968,592 Tranche A Shares shall become Vested Shares:

               5,783,441   x 2,000    =  4,968,592 Vested Shares
                             ------
                             2,328

               If there is a Tranche A Shortfall Amount relating to a particular Determination Date, then the number of Tranche A Shares which will not vest due to such shortfall shall equal 5,783,441 minus the number of Tranche A Shares which became Vested Shares on such Determination Date (the "TRANCHE A SHORTFALL SHARES"). Using the facts set forth in the preceding example, if as of June 30, 2001, Cumulative Signed Purchasing Volume is $2,000 million, and 4,968,592 Tranche A Shares become Vested Shares, then 814,849 Tranche A Shares shall be deemed Tranche A Shortfall Shares as of the First Determination Date:

               5,783,441 - 4,968,592 = 814,849 Tranche A Shortfall Shares

               A Determination Date as of which there is a Tranche A Shortfall Amount is referred to as a "TRANCHE A SHORTFALL DETERMINATION DATE". A Determination Date which occurs immediately after a Tranche A Shortfall Determination Date is referred to as a "TRANCHE A CATCH UP DETERMINATION DATE". If as of a Tranche A Catch Up Determination Date, the applicable Tranche A Target Amount for such Tranche A Catch Up Determination Date is met or exceeded, then the Tranche A Shortfall Shares which did not vest on such Tranche A Shortfall Determination Date shall immediately become Vested Shares on the Tranche A Catch Up Determination Date, it being agreed that if the Tranche A Target Amount relating to such Tranche A Catch Up Determination Date is not met, such Tranche A Shortfall Shares shall never become vested. By way of example, if the Tranche A Shortfall Amount on the First Determination Date is $328 million resulting in 814,849 Tranche A Shortfall Shares, and as of the Second Determination Date (which, in this example, is the Tranche A Catch Up Determination Date with respect to the First Determination Date) the Second Tranche A Target Amount of Cumulative Signed Purchasing Volume of $6,233 million is met, then the 814,849 Tranche A Shortfall Shares relating to the First Determination Date which had become a Tranche A Shortfall Determination Date will become Vested Shares on the Second Determination Date, provided however, that if as of the Second Determination Date Cumulative Signed Purchasing Volume is less than $6,233 million, the 814,849 Tranche A Shortfall Shares relating to the First Determination Date shall never become vested, even if as of the Third Determination Date or the Fourth Determination Date the relevant Tranche A Target Amount for such Determination Date is met or exceeded.

               1.1.3  Vesting Requirements for Tranche B Shares.

               1. 1,927,814 Tranche B Shares shall become Vested Shares on the First Determination Date if Cumulative Signed Purchasing Volume as of the First Determination Date is at least $3,104 million (the "FIRST TRANCHE B TARGET AMOUNT").

               2. 1,927,814 Tranche B Shares shall become Vested Shares on the Second Determination Date if Cumulative Signed Purchasing Volume as of the Second Determination Date is at least $8,311 million (the "SECOND TRANCHE B TARGET AMOUNT").

               3. 1,927,814 Tranche B Shares shall become Vested Shares on the Third Determination Date if Cumulative Signed Purchasing Volume as of the Third Determination Date is at least $12,838 million (the "THIRD TRANCHE B TARGET AMOUNT").

               4. 1,927,814 Tranche B Shares shall become Vested Shares on the Fourth Determination Date if Cumulative Signed Purchasing Volume as of the Fourth Determination Date is at least $17,671 million (the "FOURTH TRANCHE B TARGET AMOUNT").

               5. In the event the Tranche B Target Amount of Cumulative Signed Purchasing Volume specified in any of Section 1.1.3 paragraphs 1, 2, 3, or 4 above is not achieved as of the particular Determination Date specified in such paragraph (such shortfall below a particular Tranche B Target Amount being referred to as a "TRANCHE B SHORTFALL AMOUNT"), then the number of Tranche B Shares which shall become Vested Shares at a particular Determination Date pursuant to Section 1.1.3 paragraphs 1, 2, 3 or 4 shall equal the product of 1,927,814 and a fraction, the numerator of which is the Cumulative Signed Purchasing Volume as of the Determination Date in question minus the Tranche A Target Amount for the Determination Date in question and the denominator of which is the Tranche B Target Amount for the Determination Date in question minus the Tranche A Target Amount for the Determination Date in question. It is agreed that no Tranche B Shares will become Vested Shares on a particular Determination Date if the Tranche A Target Amount relating to such Determination Date is not exceeded. By way of example, if as of June 30, 2001, Cumulative Signed Purchasing Volume is $3,000 million, 1,669,447 Tranche B Shares shall become Vested Shares:

               1,927,814  x 3,000 - 2,328  = 1,669,447 Vested Shares
                            -------------
                            3,104 - 2,328

               If there is a Tranche B Shortfall Amount relating to a particular Determination Date, then the number of Tranche B Shares which will not vest due to such shortfall shall equal 1,927,814 minus the number of Tranche B Shares which became Vested Shares on such Determination Date (the "TRANCHE B SHORTFALL SHARES"). If no Tranche B Shares became Vested Shares on a Determination Date, then there will be 1,927,814 Tranche B Shortfall Shares with respect to the Determination Date in question. Using the facts set forth in the preceding example, if as of June 30, 2001, Cumulative Signed Purchasing Volume is $3,000 million, and 1,669,447 Tranche B Shares become Vested Shares, then 258,367 Tranche B Shares shall be deemed Tranche B Shortfall Shares as of the First Determination Date:

               1,927,814 - 1,669,447 = 258,367 Tranche B Shortfall Shares

               A Determination Date as of which there is a Tranche B Shortfall Amount is referred to as a "TRANCHE B SHORTFALL DETERMINATION DATE". A Determination Date which occurs immediately after a Tranche B Shortfall Determination Date is referred to as a "TRANCHE B CATCH UP DETERMINATION DATE". If as of a Tranche B Catch Up Determination Date, the applicable Tranche B Target Amount for such Tranche B Catch Up Determination Date is met or exceeded, then the Tranche B Shortfall Shares which did not vest on such Tranche B Shortfall Determination Date shall immediately become Vested Shares on the Tranche B Catch Up Determination Date, it being agreed that if the Tranche B Target Amount relating to such Tranche B Catch Up Determination Date is not met, such Tranche B Shortfall Shares shall never become vested. By way of example, if the Tranche B Shortfall Amount on the First Determination Date is $104 million resulting in 258,367 Tranche B Shortfall Shares, and as of the Second Determination Date (which, in this example, is the Tranche B Catch Up Determination Date with respect to the First Determination Date) the Second Tranche B Target Amount of Cumulative Signed Purchasing Volume of $8,311 million is met, then the 258,367 Tranche B Shortfall Shares relating to the First Determination Date which had become a Shortfall Determination Date will become Vested Shares on the Second Determination Date, provided however, that if as of the Second Determination Date Cumulative Signed Purchasing Volume is less than $8,311 million, the 258,367 Tranche B Shortfall Shares relating to the First Determination Date shall never become vested, even if as of the Third Determination Date or the

Fourth Determination Date the relevant Tranche B Target Amount for such Determination Date is met or exceeded.

               1.2 Acceleration of Vesting. In the event of a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company in which all shares of Common Stock of the Company are converted into cash, or a cash tender offer for all shares of Common Stock is consummated, this Warrant will become fully exercisable as to all of the Shares effective upon consummation of such transaction, and this Warrant will expire on the later of the date of such consummation or twenty days after written notice of such transaction, provided that the Holder may exercise this Warrant contingent on the consummation of such transaction.

               1.3 Termination Date. Unless this Warrant expires pursuant to
Section 1.2, this Warrant shall remain exercisable with respect to Vested Shares, if any, until 5:00 p.m. California time on the tenth anniversary of the Issue Date at which time the Warrant shall expire and be of no further force and effect.

        2.     Exercise or Conversion.

               2.1 Method of Exercise; Payment; Issuance of New Warrant. This Warrant may be exercised by the Holder, in whole or in part and from time to time as to Vested Shares, by the surrender of this Warrant (with a notice of exercise in the form attached as Exhibit A and the investment representation certificate in the form attached as Exhibit B, each duly executed) at the principal office of the Company and by the payment to the Company by check or wire transfer of an amount equal to the then current Exercise Price per share multiplied by the number of Vested Shares then being purchased (the "AGGREGATE EXERCISE PRICE"). The Holder shall be deemed to have become the holder of record of, and shall be treated for all purposes as the record holder of the Vested Shares represented thereby, and such Vested Shares shall be deemed to have been issued, immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of this Warrant, certificates for the Vested Shares so purchased shall be delivered to the Holder as soon as possible and in any event within ten business days of receipt of such notice by the Company and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as possible and in any event within such ten business day period.

               2.2 Right to Convert Warrant into Stock; Net Issuance. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder may elect to exercise this Warrant with respect to then Vested Shares (the "CONVERSION RIGHT"), the aggregate value of which Vested Shares shall be equal to the "in-the-money" value of this Warrant or the portion thereof being converted as set forth below. The Conversion Right may be exercised by the Holder by surrender of this Warrant at the principal office of the Company together with notice of the Holder's intention to exercise the Conversion Right, in which event the Company shall issue to the Holder a number of Vested Shares computed using the following formula:

               X= Y (A-B)
                  -------
                      A

Where:

               X      The number of Vested Shares to be issued to the Holder.

               Y The number of Vested Shares representing the portion of this Warrant that is being converted.

               A      The fair market value of one Share.

               B The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 2.2, the "fair market value" per Share shall mean the market price of one share of Common Stock on the last business day before the effective date of exercise of the Conversion Right. If the Common Stock is then traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the Nasdaq Stock Market (the "NASDAQ MARKET"), the market price as of a specified day shall be the last reported sale price of one share of Common Stock on such exchange or on the Nasdaq Market on such date or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or on the Nasdaq Market. If the Common Stock is not so listed or admitted to unlisted trading privileges, the market price as of a specified day shall be the mean of the last bid and asked prices for one share of Common Stock reported on such date (x) by the NASD or (y) if reports are unavailable under clause (x) above by the National Quotation Bureau Incorporated. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not reported, the market price of one share of Common Stock as of a specified day shall be determined in good faith by written resolution of the Board of Directors of the Company.

               2.3 Automatic Conversion. In the event of termination of this Warrant pursuant to Section 1 above, to the extent that this Warrant is then exercisable and such exercise would result in the issuance of Shares to the Holder, this Warrant shall be deemed automatically exercised in full under
Section 2.2 above immediately prior to the time at which it would otherwise expire.

               2.4 HSR Compliance. Exercise or conversion of this Warrant is subject to compliance by the Holder with all applicable filing requirements, and expiration of all applicable waiting periods, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"). The Company will cooperate with the Holder in making all applicable filings under the HSR Act, provided, however, that the Holder shall pay all applicable filing fees.

        3. Securities Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant, upon issuance, will be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Shares to be issued upon exercise or conversion of this Warrant shall be approved for listing on the Nasdaq Market, subject to official notice of issuance.

        4. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number and kind of securities or other property purchasable upon the exercise of the Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

               4.1 Reclassification or Merger. In case of any reclassification, change or conversion of securities in the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), unless this Warrant shall have been exercised or terminated in accordance with its terms, this Warrant shall thereafter be exercisable solely for the kind and amount of consideration, including but not limited to shares of stock, other securities, money and property, that the Holder would have received upon such reclassification, change, conversion or merger if the Holder had exercised this Warrant in full prior to such reclassification, change, conversion or merger. The provisions of this subparagraph shall similarly apply to successive reclassifications, changes, conversions or mergers. The Company agrees to make appropriate provision in any definitive agreements providing for such a transaction in order to carry out the terms of this Section.

               4.2 Subdivisions or Combination of Shares. If at any time while this Warrant remains outstanding and unexpired the Company shall subdivide or combine the securities of the class issuable upon exercise of this Warrant, the Exercise Price and the number of Shares issuable upon exercise hereof shall be proportionately adjusted.

               4.3 Stock Dividends. If, at any time while this Warrant is outstanding and unexpired, the Company shall pay a dividend payable in securities of the class issuable upon exercise of this Warrant (except any distribution specifically provided for in the foregoing subparagraphs 4.1 and 4.2), then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction, the numerator of which shall be the total number of shares of such class of securities outstanding immediately prior to such dividend or distribution, and the denominator of which shall be the total number of shares of such class of securities outstanding immediately after such dividend or distribution, and the number of Shares subject to this Warrant shall be proportionately adjusted.

               4.4 Common Stock Rights. If, at any time while this Warrant is outstanding and unexpired, the Company shall pay a dividend or other distribution on all Common Stock consisting of, or shall otherwise issue to all holders of Common Stock, rights, warrants or options (not being available on an equivalent basis to the Holders of this Warrant upon exercise) entitling the holders of Common Stock to subscribe for or purchase Common Stock at a price per share less than the current market price (determined as provided in Section 2.2) of a share of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options (other than pursuant to a dividend reinvestment plan), the Exercise Price shall be decreased by multiplying the then current Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. In the event that such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, warrants or options had not been fixed. Upon adjustment of the Exercise Price pursuant to this Section 4.4, the number of shares subject to issuance upon exercise of this Warrant shall be adjusted by multiplying such number of shares prior to such adjustment by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price in effect immediately after giving effect to such adjustment. In making any determinations under this Section 4.4, there shall be taken into account any consideration received for such rights, warrants or options, the value of which consideration, if other than cash, shall be fixed in good faith by the Board of Directors of the Company, whose determination shall be final.

               4.5 Distributions of Property. If, at any time while this Warrant is outstanding and unexpired, the Company shall pay a dividend or other distribution on all Common Stock consisting of evidences of its indebtedness or assets (excluding any dividend or distribution paid in cash, or any dividend or distribution described in Sections 4.2, 4.3 or 4.4 of this Warrant), the Exercise Price shall be decreased by multiplying the then current Exercise Price by a fraction, the numerator of which shall be the current market price (determined as provided in Section 2.2) of a share of Common Stock on the date fixed for the determination of stockholders entitled to receive such dividend or distribution less the fair market value (as determined by the Board of Directors of Company, whose determination shall be final) of the portion of indebtedness or assets so distributed applicable to one share of Common Stock and the denominator of which shall be such current market price of a share of Common Stock, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. In the event that such dividend or distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such dividend or distribution had not been fixed. Upon adjustment of the Exercise Price pursuant to this Section 4.5, the number of shares subject to issuance upon exercise of this Warrant shall be adjusted by multiplying such number of shares prior to such adjustment by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price in effect immediately after giving effect to such adjustment.

               4.6 Notice of Adjustments. Whenever the Exercise Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty days of such adjustment deliver a certificate to the Holder signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Shares subject to this Warrant and the Exercise Price therefor, as applicable, after giving effect to such adjustment.

        5.     Compliance with Securities Laws; Restrictions on Transfer.

               5.1 Accredited Investor. This issuance of this Warrant is conditioned upon, and by its acceptance hereof the Holder hereby confirms, that the Holder is an "accredited investor" as that term is defined under Regulation D under the Securities Act of 1933, as amended.

               5.2 Legend. Upon issuance, certificates evidencing the Shares shall bear legends in substantially the form set forth in the Purchase Agreement.

               5.3 Transfer Restrictions; Compliance with Securities Laws on Transfer. This Warrant may not be transferred in whole or in part without the prior written consent of the Company, except that such consent shall not be required for the transfer of all or any part of this Warrant covering Vested Shares. Any purported transfer of this Warrant in violation of the foregoing restriction shall be void, and the Company shall not recognize any such purported transfer on the securities ledger of the Company. In addition, no permitted transfer of this Warrant or the Shares may be made without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company will reasonably cooperate with the Holder in connection with any permitted transfer of this Warrant, including by issuing new certificates representing the Warrant and any portion thereof so transferred.

        6. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional Shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

        7. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

        8.     Notices.

               8.1 Notice of Certain Events. The Company shall provide the Holder with at least twenty days notice (or such greater amount of notice as Delaware law requires to be given to stockholders having the right to vote at a meeting on any Sale Event, as defined herein) prior to (i) a merger of the Company with or into, the consolidation of the Company with, or the sale by the Company of all or substantially all of its assets to, another person or entity (other than such a transaction wherein the stockholders of the Company prior to such transaction retain or obtain a majority of the voting capital stock of the surviving, resulting or purchasing entity) (a "SALE EVENT"), (ii) any liquidation, dissolution or winding up of the Company or (iii) the record date for any cash or other dividend or distribution declared on the Shares (each, a "NOTICE EVENT"). If a notice is provided pursuant to subsection (i) or (ii) of the previous sentence, the notice will indicate the expected date of the Notice Event.

               8.2 Notice Procedure. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

        If to the Holder:

        VHA Inc.
        220 East Las Colinas Boulevard
        Irving, Texas 75030-5500
        Facsimile: 972-830-0391
        Attention: Chief Financial Officer

        with a copy to:

        Skadden, Arps, Slate, Meagher & Flom LLP
        Four Times Square
        New York, New York 10036
        Facsimile: 212-735-2000
        Attention: Nancy A. Lieberman

        If to the Company:

        Neoforma.com, Inc.
        3255-7 Scott Boulevard
        Santa Clara, California 95054
        Facsimile: 408-549-6211
        Attention: Chief Financial Officer

        with a copy to:

        Fenwick & West LLP
        Two Palo Alto Square
        Palo Alto, California 94306
        Facsimile No.: 650-494-1417
        Attention:  Gordon K. Davidson
                    Douglas N. Cogen

        9. Lost Warrants or Stock Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate for Shares and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

        10. No Impairment. The Company will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

        11. Assignment. Neither the Company nor the Holder may assign either this Warrant or any of its rights, interests, or obligations hereunder without the prior written consent of the other, except that the Company's consent shall not be required for the Holder to assign all or any portion of this Warrant covering Vested Shares. Subject to the preceding sentence and the restrictions on transfer of this Warrant set forth in Section 5.3, this Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        12. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

        IN WITNESS WHEREOF, this Warrant has been executed as of the Issue Date.


                                            NEOFORMA.COM, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT A

                             NOTICE OF EXERCISE FORM

                    (To be executed only upon partial or full
                         exercise of the within Warrant)


        The undersigned registered Holder of the within Warrant hereby irrevocably exercises the within Warrant for and purchases _________ shares of Common Stock of Neoforma.com, Inc. and herewith makes payment therefor in the amount of $______, all at the price and on the terms and conditions specified in the within Warrant and requests that a certificate (or ____________ certificates in denominations of shares each) for the shares hereby purchased be issued in the name of and delivered to ___________________________________ whose address is ____________________________________________________ and, if such shares shall not include all the Shares issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares not being purchased hereunder be issued in the name of and delivered to the undersigned, whose address is
_________________________________________________________________________.

Date: ______________________

                                            Holder:

                                            VHA Inc.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

NOTICE: The signature to this Notice of Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                                                                       EXHIBIT B

                      INVESTMENT REPRESENTATION CERTIFICATE


Holder:        VHA Inc.

Company:       Neoforma.com, Inc.

Security:      Common Stock

Amount:

Date:

        In connection with the purchase of the above-listed securities (the "SHARES"), the undersigned (the "HOLDER") represents to the Company as follows:

        The Shares to be purchased by or delivered to the Holder hereunder will be acquired for investment for such Holder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended ("1933 ACT"), and Holder represents that it has no present intention or agreement to sell, grant any participation in, or otherwise distribute any of the Shares to be acquired hereunder in any public resale or distribution within the meaning of the 1933 Act. Holder also represents that it has not been formed for the specific purpose of acquiring Securities under this Agreement.

        Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased under this Agreement. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder had access.

        Holder understands that the purchase of the Shares involves substantial risk. Holder: (i) has experience as an investor in securities of companies in the development stage and acknowledges that Holder is able to fend for itself, can bear the economic risk of Holder's investment in the Shares and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons. Holder is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

        Holder understands that the Shares are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Holder represents that Holder is familiar with Rule 144 of the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

        At no time was Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

        Without in any way limiting the representations set forth above, Holder further acknowledges that the Shares are subject to limitations on disposition thereof set forth in the Warrant and in that certain Amended and Restated Common Stock and Warrant Agreement, dated as of May 24, 2000 by and between the Company and Holder, and acknowledges that Holder is bound by such restrictions.


Date: ______________________

                                            Holder:

                                            VHA Inc.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT B

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


        This Amended and Restated Registration Rights Agreement ("THIS AGREEMENT") is entered into as of ________, 2000 by and between Neoforma.com, Inc., a Delaware corporation (the "COMPANY"), the investors listed on Exhibit A (the "ORIGINAL INVESTORS"), the purchasers of shares of the Company's Series E Preferred Stock and Series E-1 Preferred Stock listed on Exhibit A as the "SERIES E INVESTORS" (the "SERIES E INVESTORS") and the recipients of shares of the Company's Common Stock listed on Exhibit B (the "NEW INVESTORS") (the Original Investors, the Series E Investors and the New Investors are referred to herein collectively as the "INVESTORS") and all shares of Common Stock held by the Investors are referred to herein as the "SHARES."

        A. Pursuant to the Amended and Restated Investors' Rights Agreement, dated as of February 19, 1999, by and between the Company and the Original Investors, the Original Investors were granted certain information, registration and first refusal rights (the "FIRST RIGHTS AGREEMENT").

        B. The Series E Investors and the Company entered into a Preferred Stock Purchase Agreement dated October 14, 1999, pursuant to which the Series E Investors agreed to purchase the Series E and E-1 Preferred Stock, and a Second Amended and Restated Registration Rights Agreement dated October 14, 1999 providing the Original Investors and the Series E Investors certain information, registration and first refusal rights (the "SECOND RIGHTS AGREEMENT"), which amended and superseded the First Rights Agreement.

        C. The Company, the Original Investors, the Series E Investors and the New Investors desire to enter into this Agreement in order to amend, restate and replace their rights and obligations under the Second Rights Agreement with the rights and obligations set forth in this Agreement. Section 7.1 of the Second Rights Agreement provides that the Second Rights Agreement may be amended by the written consent of the Company, the holders of a majority of the "Registrable Securities" (as defined in Section 1.6 of the Second Rights Agreement) and the holders of a majority of the "Series E Registrable Securities" (as defined in Section 1.12 of the Second Rights Agreement), and the undersigned parties to this Agreement hold a majority of such Registrable Securities and a majority of such Series E Registrable Securities.

        1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:


                1.1 "AFFILIATE" means with regard to a particular person or entity, another person or entity which controls, is controlled by or is under common control with such person or entity, including in the case of an Investor, persons and entities under common management with such Investor.

                1.2 "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                1.3 "HOLDER" shall mean each Investor holding Registrable Securities or securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Agreement have been transferred in accordance with Section 4.9 hereof.

                1.4 "INITIATING HOLDERS" shall mean (a) any Holder or Holders who in the aggregate hold at least 75% of the Registrable Securities, (b) any Holder or Holders who in the aggregate hold at least 60% of the Series E Registrable Securities, or (c) any Holder or Holders who in the aggregate hold Novation Registrable Securities having a current market value of at least $30 million.

                1.5 "PREFERRED STOCK" shall mean all previously issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock that were converted to Common Stock upon the Company's initial public offering.

                1.6 The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                1.7 "REGISTRABLE SECURITIES" means shares of Common Stock of the Company (i) issued or issuable upon conversion of the Preferred Stock (the "CONVERSION STOCK") and (ii) issued or issuable with respect to, or in exchange for or in replacement of the Conversion Stock or other Registrable Securities,
(iii) issued or issuable with respect to, or in exchange for or in replacement of other securities convertible into or exercisable for Preferred Stock upon any stock split, stock dividend, recapitalization, or similar event, (iv) issued to the former stockholders of Pharos Technologies, Inc., (the "PHAROS INVESTORS") in connection with its acquisition by the Company, (v) issued to the former stockholders of U.S. LifeLine, Inc. (the "USL INVESTORS") in connection with its acquisition by the Company, (vi) issued to the former stockholders of EquipMD, Inc., (the "EMI INVESTORS") in connection with its acquisition by the Company, and (vii) issued to, or issuable upon exercise of warrants issued to, VHA, Inc., a Delaware corporation ("VHA") or University Healthsystem Consortium, an Illinois corporation ("UHC") in connection with the commercial agreement among Neoforma, Novation, LLC, a Delaware limited liability company ("NOVATION"), Healthcare Purchasing Partners International, LLC, a Delaware limited liability company, VHA and UHC (the "NOVATION REGISTRABLE SECURITIES"), excluding: (A) any shares of Common Stock that have been sold to or through a broker, dealer, market maker or underwriter in a public distribution or a public securities transaction or redeemed by the Company in accordance with its Certificate of Incorporation, (B) any shares of Common Stock of the Company (or Preferred Stock or other securities convertible or exercisable therefor) that have been sold in violation of this Agreement, and (C) all shares of Common Stock of the Company (or Preferred Stock or other securities convertible or exchangeable therefor) described in clause (i), (ii), (iii),
(iv), (v), (vi) or (vii) of this Section 1.6 held by a Holder that can, in the opinion of counsel to the Company, be sold by such Holder in a three-month period without registration under the Securities Act pursuant to Rule 144.

                1.8 "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 4.1,
4.2 and 4.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursement of one counsel to the Holders, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                1.9 "RESTRICTED SECURITIES" shall mean Registrable Securities held by the Original Investors, the Series E Investors, the Pharos Investors and the USL Investors. For the avoidance of doubt, "Restricted Securities" does not include the Novation Registrable Securities.

                1.10 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                1.11 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                1.12 "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the securities registered by the Holders.

                1.13 "SERIES E REGISTRABLE SECURITIES" means the shares of Common Stock (i) issued or issuable upon conversion of the Series E Preferred Stock or Series E-1 Preferred Stock (ii) issued or issuable with respect to, or in exchange for or in replacement of such Common Stock or (iii) issued or issuable with respect to, or in exchange for or in replacement of other securities convertible into or exercisable for such Preferred Stock upon any stock split, stock dividend, recapitalization, or similar event.


        2.      Transferability.

                2.1 Restrictions on Transferability. The Restricted Securities shall not be sold, assigned, transferred or pledged (except those existing or proposed pledges disclosed to the Company prior to the date of this Agreement) except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. Investors proposing to transfer Restricted Securities will cause any proposed purchaser, assignee, transferee, or pledgee of Restricted Securities held by such Investors to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

                2.2 Restrictive Legend. Each certificate representing (i) the Restricted Securities and (ii) any other securities issued in respect of the Restricted Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR SIMILAR RULE.

                THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS, INCLUDING TRANSFERABILITY AND VOTING, AS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY.

                The Investors and Holders of Restricted Securities consent to the Company making a notation on its records and giving instructions to any transfer agent regarding the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.

                2.3 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by an Investor which is a partnership to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, (iii) a transfer to an Affiliate, an affiliated fund, partnership or Company, which is not a competitor of the Company, subject to compliance with applicable securities laws, or (iv) transfers in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied by either of the following, at such holder's expense: (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and in the reasonable opinion of the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

                2.4 Removal of Restrictions on Transfer of Restricted Securities. Any legend referred to in Section 2.2 hereof stamped on a certificate evidencing (i) the Restricted Securities or (ii) any other securities issued in respect of the Restricted Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event and the stock transfer instructions and record notations with respect to such security shall be removed and the Company shall issue a certificate without such legend to the holder of such security if such security is registered under the Securities Act, or if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such security may be made without registration under the Securities Act or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such security can be sold pursuant to Section (k) of Rule 144 under the Securities Act.

        3.      [Intentionally Omitted].

        4.      Registration Rights.

                4.1 Requested Registration.

                        (a) Requested Registration. If the Company shall receive from the Initiating Holders a written request that the Company file a registration statement for (i) at least 75% of the Registrable Securities, (ii) at least 60% of the Series E Registrable Securities, or (iii) Novation Registrable Securities having a current market value of at least $30 million, and in the case of clause (i) or (ii) the aggregate gross proceeds of which registration would equal or exceed $20,000,000 (any such notice, an "INITIATION NOTICE"), then the Company will:

                                (A) within ten days of the receipt by the
Company of the Initiation Notice, give written notice of the proposed registration, qualification or compliance to all other Holders (the notice in this Section 4.1(a)(i) and in Section 4.2(a)(i), each called the "REGISTRATION NOTICE"); and

                                (B) use its best efforts to effect, as soon as
practicable and in any event within ninety (90) days after receipt of the Initiation Notice, such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of the Registration Notice from the Company;

        Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 4.1:

                                        (1) Prior to January 24, 2001.

                                        (2) In any particular jurisdiction in
which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

                                        (3) During the period starting with the
date sixty (60) days prior to the Company's estimated date of filing of any registration statement for the securities of the Company, and ending (except as provided below) on the date six (6) months immediately following the effective date of any registration statement pertaining to securities of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective, and, provided, further, that the standstill period in this clause (3) shall not apply to a registration regarding a transaction described in subsection (a) of Rule 145 as promulgated under the Securities Act ("RULE 145") or with respect to securities issued or issuable under an employee benefit plan or other similar plan or agreement;

                                        (4) After the Company has effected two
(2) such registrations requested by holders of at least 60% of the Series E Initiating Holders, three (3) such registrations requested by holders of the Novation Registrable Securities, and two (2) additional registrations pursuant to this Section 4.1(a), and such registrations have been declared or ordered effective. The Company shall not be obligated to effect more than one such registration requested by the holders of the Novation Registrable Securities in any twelve month period.

                                        (5) If the Company shall furnish to such
Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 4.1 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12) month period.

                        (b) Underwriting. The Company shall have the right to select one or more underwriters to manage a registration under Section 4.1, subject to the approval of the holders of a majority of the Registrable Securities requesting registration, which will not be unreasonably withheld, conditioned or delayed. If the registration described in the Registration Notice is a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the Registration Notice. In such event, the right of any Holder to registration pursuant to Section 4.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. The Company will not include in any registration under Section 4.1 any securities other than Registrable Securities and securities to be registered for offering and sale on behalf of the Company without the prior written consent of the holders of a majority of the Registrable Securities requesting registration. If the managing underwriter(s) advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities in such offering, exceeds the number of Registrable Securities and other securities, if any, that can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company will include in such registration, prior to the inclusion of any securities that are not Registrable Securities, the number of Registrable Securities requested to be included that in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the number of Registrable Securities that each such holder has requested the Company to include in such registration.

                If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

                4.2 Company Registration.

                        (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than
(i) a registration with respect to securities issued or to be issued in an employee benefit plan or other similar plan or agreement, (ii) a registration relating solely to a transaction described in Rule 145, (iii) a registration on any form which does not permit registration of securities of the Company for secondary sales or (iv) a registration pursuant to Section 4.1 hereof, the Company will:

                                (i) promptly give to each Holder the
Registration Notice; and

                                (ii) include in such registration (and any
related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten (10) days after receipt of the Registration Notice from the Company, by any Holder.

                        (b) Underwriting. If the registration described in the Registration Notice is a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the Registration Notice. In such event, the right of any Holder to registration pursuant to Section 4.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten and all shares of any other selling stockholders (other than Holders of Registrable Securities) have first been excluded from such registration, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting; provided, however, that (i) no such reduction shall reduce the number of Registrable Securities (other than Series E Registrable Securities and Novation Registrable Securities) included in the registration below fifteen percent (15%) of the total amount of securities included in such registration ("AVAILABLE 15% SHARES"); (ii) no such reduction shall reduce the number of shares of Series E Registrable Securities included in the registration below twelve percent (12%) of the total amount of securities included in such registration ("AVAILABLE SERIES E SHARES"); and (iii) no such reduction shall reduce the number of shares of Novation Registrable Securities held by VHA and UHC, respectively, included in such registration below fifteen percent (15%) (in the case of VHA) and five percent (5%) (in the case of UHC) of the total amount of securities included in such registration in the case of the first and second such underwritten offerings after the issuance of the Novation Registrable Securities or reduce the number of shares of Novation Registrable Securities below nine and one-half percent (9.5%) (in the case of VHA) and three and one-half percent (3.5%) (in the case of UHC) of the total number of securities included in any subsequent registration ("AVAILABLE NOVATION SHARES"), provided, further that for purposes of allocating the number of Registrable Securities (other than Series E Registrable Securities and Novation Registrable Securities) that may be included in the aggregate number of Registrable Securities (other than Series E Registrable Securities and Novation Registrable Securities) constituting the Available 15% Shares, the registration and underwriting shall be allocated such that each Holder is allowed to include in the registration and underwriting the portion of the Available 15% Shares as is equal to (x) the number of Registrable Securities (other than Series E Registrable Securities and Novation Registrable Securities) which such Holder timely proposed to include in such registration divided by (y) the number of Registrable Securities (other than Series E Registrable Securities and Novation Registrable Securities) which all Holders thereof timely proposed to include in such registration; provided, further that for purposes of allocating the number of shares of Series E Registrable Securities that may be included in the aggregate number of shares of Series E Registrable Securities constituting the Available Series E Shares, the registration and underwriting shall be allocated such that each Holder is allowed to include in the registration and underwriting the portion of the Available Series E Shares that is equal to (x) the number of shares of Series E Registrable Securities which such Holder timely proposed to include in such registration divided by (y) the number of Series E Registrable Securities which all Holders thereof timely proposed to include in such registration; provided, further that for purposes of allocating the number of Novation Registrable Securities that may be included in the aggregate number of shares of Novation Registrable Securities constituting the Available Novation Shares, the registration and the underwriting shall be allocated such that each Holder is allowed to include the portion of Available Novation Shares that is equal to (x) the number of shares of Novation Registrable Securities which such Holder timely proposed to include in such registration divided by (y) the number of Novation Registrable Securities which all Holders thereof timely proposed to include in such registration. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated to individual Holders timely requesting participation in such registration under Section 4.2(a), (i) so that, as nearly as practicable, the participation of each such Holder in the number of shares made available to the Holders by the underwriters is, subject to the preceding sentence, in proportion to (x) the number of Registrable Securities which such Holder timely proposed to include in such registration to (y) the number of Registrable Securities which all Holders timely proposed to include in such registration, or (ii) in such other manner as shall be agreed to by the Company and such Holders of the Registrable Securities proposed to be included in such registration; provided, however, that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities subject to registration rights are first entirely excluded from such underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

        If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Securities and/or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one-hundred (180) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

                        (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4.4 hereof.

                4.3 Registration on Form S-3.

                        (a) If the holders of at least one percent (1%) of the Registrable Securities then outstanding or any holder of Series E Registrable Securities or any holder of

Novation Registrable Securities shall request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3 or any similar short form registration statement), for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which would equal or exceed $1,000,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering (or such successor or similar form), the Company shall use its best efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one (1) registration (which has been declared effective) pursuant to this Section 4.3 in any twelve (12) month period for each of the Holders of the Registrable Securities, the Series E Registrable Securities, and the Novation Registrable Securities held by UHC, respectively, and the Company shall not be required to effect more than two (2) registrations (which have been declared effective) pursuant to this Section 4.3 in any twelve
(12) month period for the Holders of the Novation Registrable Securities held by VHA. The provisions of Section 4.1(b) shall be applicable to each registration initiated under this Section 4.3.

                        (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 4.3: (i) in any particular jurisdiction in which the Company would be required to qualify to do business or execute a general consent to service of process in effecting such registration, qualification or compliance; (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, or an offering with respect to securities issue are issuable under an employee benefit plan or other similar plan or agreement); (iii) during the period starting with the date ninety (90) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to securities issued or issuable with respect to an employee benefit plan or similar plan or arrangement), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder; provided, however, that the Company shall not exercise such right more than once in any twelve (12) month period.

                4.4 Expenses of Registration. All Registration Expenses incurred in connection with all registrations pursuant to Section 4.2, in connection with all demand registrations under Section 4.1, and in connection with the first three (3) S-3 registrations under Section 4.3 by each of the Series E Registrable Securities and the Novation Registrable Securities, respectively, shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and among each other on the basis of the number of shares so registered. Notwithstanding the foregoing sentence, if a registration proceeding begun pursuant to Section
4.1 or 4.3 is subsequently withdrawn by the Holders, either (a) if Holders of all of the Registrable Securities to have been registered agree, then the Holders of the Registrable Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered, or (b) if all such Holders do not agree, then the Initiating Holders will forfeit their right to one registration pursuant to such section, and the Company shall bear such Registration Expenses. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Initiating Holders at the time of their request, of which the Company had received notice prior to the time of the request, then the Holders shall not be required to pay any of said Registration Expenses or to forfeit the right to one demand registration or S-3 registration, as the case may be, and the Company shall pay the same.

                4.5 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 4, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                        (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the earlier time that the distribution described in the Registration Statement has been completed, provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                        (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                        (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

                        (d) Furnish, at the request of any Holder requesting registration of Registrable Securities on the date such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 4, (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                        (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such U.S. jurisdiction as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therein or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                        (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

                        (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                        (h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified.

                        (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                        (j) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

                        (k) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                        (l) permit any holder of Registrable Securities that might be deemed, in the sole and exclusive judgment of such holder, to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, that in the reasonable judgment of such holder and its counsel and the Company's counsel should be included; and

                        (m) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable efforts promptly to obtain the withdrawal of such order.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in the sole and exclusive judgment of such holder, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require
(a) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to such holder, to the effect that the holding of such securities by such holder is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

                4.6 Indemnification.

                        (a) The Company will indemnify each Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any of the following (each a "VIOLATION"):

                                (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or

                                (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or

                                (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any federal or state law applicable to the Company in connection with any such registration, qualification or compliance;

and the Company will reimburse each such Holder, each of its officers, directors, partners, and legal counsel and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such expense claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or action arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein, and provided further, that the indemnity agreement contained in this
Section 4.6(a) shall not apply to amounts paid in settlement of any such expense, claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

                        (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, partners and legal counsel and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any Violation that is contained in written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use in such registration, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such expense, claim, loss, damage, liability or action. Notwithstanding the foregoing, the liability of each Holder under this Section 4.6(b) shall be limited in an amount equal to the net proceeds received by such Holder of Registrable Securities sold as contemplated herein, provided, however, that the indemnity agreement contained in this Section 4.6(b) shall not apply to amounts paid in settlement of any such expense loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

                        (c) Each party entitled to indemnification under this
Section 4.6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the

Indemnified Party may participate in such defense at such party's expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided, further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or as to which such parties assert separate and different defenses but shall bear the expense of such defense nevertheless.

                        (d) If the indemnification provided for in this Section
4.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any expense, loss, liability, claim, damage, or action referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such expense, loss, liability, claim, damage, or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such expense, loss, liability, claim, damage, or action as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge and access to information. Notwithstanding the foregoing, in no event shall the contribution by a Holder under this Section 4.6(d) exceed the net proceeds from the offering received by such Holder, unless such Holder's liability resulted from willful misconduct by such Holder and no person guilty of fraudulent misrepresentation under Section 11(f) of the Securities Act shall be entitled to contribution from a person who was not guilty of such fraudulent misrepresentation.

                        (e) The obligations of the Company and Holders under this Section 4.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 4, and otherwise.

                4.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as shall be required in connection with any registration, qualification or compliance referred to in this Section 4.

                4.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities, and the Novation Registrable Securities, to the public without registration, the Company agrees to use its best efforts to:

                        (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act.

                        (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                        (c) Furnish to the Investor, so long as such Investor owns any Restricted Securities or Novation Registrable Securities, forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

                        (d) Take such actions as are necessary to enable the Holders to utilize Form S-3 pursuant to Section 4.3 for the sale of Registrable Securities.

                4.9 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 4.1, 4.2 and 4.3 may be assigned by a Holder to (i) a transferee or assignee who acquires at least (or after such transfer will hold an aggregate of) 250,000 Registrable Securities (or 215,000 shares of Series E Registrable Securities or Novation Registrable Securities), (ii) another Holder of Registrable Securities who already possesses registration rights, (iii) a transferee or assignee of Registrable Securities acquiring 10% or more of the outstanding stock of the Company, (iv) a transferee of Registrable Securities which is a subsidiary, parent, partner, limited partner, retired partner, shareholder or Affiliate of a Holder; (v) to a transferee of Registrable Securities who is a Holder's family member or which is a trust for the benefit of such Holder or (vi) in the case of Novation Registrable Securities, patrons, affiliates, members, shareholders, partners or controlled facilities of a shareholder, partner or member, of VHA or UHC; provided, however, the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

                4.10 [Intentionally Omitted]

                4.11 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 4 after the earlier of (i) September 30, 2005; or (ii) the time when all Registrable Securities held by such Holder can, in the opinion of counsel to the Company, be sold by a Holder in a three-month period without registration under the Securities Act pursuant to Rule 144.

                4.12 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that grants registration rights that are inconsistent with or violate the rights granted to the holders of Registrable Securities in this Agreement. Notwithstanding anything to the contrary herein, the Company may grant registration rights in connection with bank financings, lease lines, corporate partnering transactions, business acquisitions of or by the Company or to entities with which the Company has a business relationship, provided (a) such grant is not motivated primarily by equity financing needs and (b) such grant is approved by the Board of Directors (with the director appointed by the Series E Registrable Securities concurring in the case of any change to the rights that are specific to the Series E Registrable Securities, and with the director appointed from either Novation or VHA concurring in the case of any change to the rights that are specific to the Novation Registrable Securities). Persons granted registration rights pursuant to the preceding sentence may become parties to part 4 of this Agreement with the consent of the Company.

                4.13 Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities for the purpose of materially and adversely affecting the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement, provided that this Section
4.13 shall not apply to actions or changes with respect to the Company's business, balance sheet, earnings or revenue or with respect to equity, debt or acquisition transactions involving the Company.

        5. [Intentionally Omitted]

        6. [Intentionally Omitted]

        7. General Provisions.

                7.1 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), but only with the written consent of the Company and the holders of a majority of the shares of the Registrable Securities and (i) in the case of any change to the rights granted specifically to the Holders of Series E Registrable Securities, the Holders of a majority in interest of Series E Registrable Securities; and (ii) in the case of any change to the rights granted specifically to the Holders of Novation Registrable Securities, the Holders of a majority of the Novation Registrable Securities held by VHA and a majority of the Novation Registrable Securities held by UHC; provided, however, that no amendment may adversely affect an individual Holder differently than other similarly situated Holders without the consent of such Holder, and provided, further, that no retroactive amendments may be made without the approval of all parties hereto. Any amendment or waiver effected in accordance with this Section
7.1 shall be binding upon each holder of any Registrable Securities at the time outstanding, each future holder of all such securities and the Company.

                7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without reference to choice of law provisions thereof. In connection with any litigation under this Agreement, the parties hereto waive any right they may otherwise have to request trial by jury.

                7.3 Successors and Assigns. Except as otherwise expressly provided, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.

                7.4 Severability. In case any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be unenforceable, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                7.5 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon (a) personal delivery or (b) one business day after transmission by facsimile to the other party to be notified with confirmation of receipt or deposit with a nationally recognized overnight courier, or (c) three business days after deposit with the United States Post Office, by first class mail, postage prepaid, addressed: (i) if to the Investors, at the Investors' address as set forth on Exhibit A or Exhibit B hereto, or at such other address as the Investors shall have furnished to the Company in writing, or (ii) if to the Company, at its current address or at such other address as the Company shall have furnished to the Investors in writing.

                7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which together shall constitute one instrument.

                7.7 Reorganization. The provisions of this Agreement shall apply to any shares or other securities resulting from any stock split or reverse split, stock dividend, reclassification, subdivision, consolidation or reorganization of any shares or other equity securities of the Company and to any shares or other securities of the Company or of any successor company that may be received by any of the parties hereto by virtue of their respective ownership of any shares of Common Stock of the Company.

                7.8 Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically and to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                7.9 Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

                7.10 Entire Agreement. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes the Second Rights Agreement and the registration rights previously granted by the Company to the Pharos Investors and the USL Investors, each of which is hereby terminated as of the date of this Agreement.





       [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY BEEN LEFT BLANK]

        IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


COMPANY:                                INVESTORS (Entity):

NEOFORMA.COM, INC.

                                        ----------------------------------------
                                            (Printed Entity Name Here)


By:
   -------------------------------
    Frederick J. Ruegsegger             By:
    Chief Financial Officer and            -------------------------------------
    Secretary

                                        Name:
                                             -----------------------------------


                                        Title:
                                              ----------------------------------


                                        INVESTORS (Individual):




                                        ----------------------------------------
                                        Signature Here




                                        ----------------------------------------
                                        Printed Name Here



     [SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]